                                                                     EXHIBIT 4.2

                              COLEMAN CABLE, INC.,

                               THE NOTE GUARANTORS
                         FROM TIME TO TIME PARTY HERETO

                                       AND

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                   AS TRUSTEE

                                    INDENTURE

                         DATED AS OF SEPTEMBER 28, 2004

                          9 7/8% SENIOR NOTES DUE 2012

                                TABLE OF CONTENTS

                                                                                                       PAGE
ARTICLE I   DEFINITIONS AND INCORPORATION BY REFERENCE.................................................   1

     Section 1.1      Definitions......................................................................   1
     Section 1.2      Incorporation by Reference of Trust Indenture Act................................  30
     Section 1.3      Rules of Construction............................................................  30

ARTICLE II  THE NOTES..................................................................................  31

     Section 2.1      Form and Dating..................................................................  31
     Section 2.2      Execution and Authentication.....................................................  31
     Section 2.3      Registrar and Paying Agent.......................................................  32
     Section 2.4      Paying Agent to Hold Money in Trust..............................................  32
     Section 2.5      Holder Lists.....................................................................  33
     Section 2.6      Global Note Provisions...........................................................  33
     Section 2.7      Legends..........................................................................  34
     Section 2.8      Transfer and Exchange............................................................  34
     Section 2.9      Mutilated, Destroyed, Lost or Stolen Notes.......................................  38
     Section 2.10     Temporary Notes..................................................................  39
     Section 2.11     Cancellation.....................................................................  39
     Section 2.12     Defaulted Interest...............................................................  39
     Section 2.13     Additional Notes.................................................................  40
     Section 2.14     Additional Interest Under Registration Rights Agreements.........................  40

ARTICLE III COVENANTS..................................................................................  41

     Section 3.1      Payment of Notes.................................................................  41
     Section 3.2      Maintenance of Office or Agency..................................................  41
     Section 3.3      Corporate Existence..............................................................  42
     Section 3.4      Payment of Taxes and Other Claims................................................  42
     Section 3.5      Compliance Certificate...........................................................  42
     Section 3.6      Further Instruments and Acts.....................................................  42
     Section 3.7      Waiver of Stay, Extension or Usury Laws..........................................  42
     Section 3.8      Change of Control................................................................  43
     Section 3.9      Limitation on Incurrence of Additional Indebtedness..............................  44
     Section 3.10     Limitation on Restricted Payments................................................  44
     Section 3.11     Limitation on Asset Sales........................................................  47
     Section 3.12     Limitation on Ownership and Sale of Capital Stock of Restricted Subsidiaries.....  50
     Section 3.13     Limitation on Designation of Unrestricted Subsidiaries...........................  50
     Section 3.14     Limitation on Dividend and Other Payment Restrictions Affecting Restricted
                      Subsidiaries.....................................................................  51
     Section 3.15     Limitation on Liens..............................................................  53
     Section 3.16     Limitation on Transactions with Affiliates.......................................  53
     Section 3.17     Conduct of Business..............................................................  54
     Section 3.18     Reports to Holders...............................................................  54

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                       PAGE
     Section 3.19     Limitation of Sale and Leaseback Transaction.....................................  54
     Section 3.20     Independent Directors............................................................  55
     Section 3.21     Payments for Consent.............................................................  55

ARTICLE IV  SUCCESSOR ENTITY...........................................................................  55

     Section 4.1      Merger, Consolidation and Sale of Assets.........................................  55

ARTICLE V   OPTIONAL REDEMPTION OF NOTES...............................................................  58

     Section 5.1      Optional Redemption..............................................................  58
     Section 5.2      Election to Redeem...............................................................  58
     Section 5.3      Notice of Redemption.............................................................  58
     Section 5.4      Selection of Notes to Be Redeemed in Part........................................  59
     Section 5.5      Deposit of Redemption Price......................................................  59
     Section 5.6      Notes Payable on Redemption Date.................................................  60
     Section 5.7      Unredeemed Portions of Partially Redeemed Note...................................  60

ARTICLE VI  DEFAULTS AND REMEDIES......................................................................  60

     Section 6.1      Events of Default................................................................  60
     Section 6.2      Acceleration.....................................................................  61
     Section 6.3      Other Remedies...................................................................  62
     Section 6.4      Waiver of Past Defaults..........................................................  62
     Section 6.5      Control by Majority..............................................................  62
     Section 6.6      Limitation on Suits..............................................................  62
     Section 6.7      Rights of Holders to Receive Payment.............................................  63
     Section 6.8      Collection Suit by Trustee.......................................................  63
     Section 6.9      Trustee May File Proofs of Claim, etc............................................  63
     Section 6.10     Priorities.......................................................................  64
     Section 6.11     Undertaking for Costs............................................................  64

ARTICLE VII TRUSTEE....................................................................................  64

     Section 7.1      Duties of Trustee................................................................  64
     Section 7.2      Rights of Trustee................................................................  66
     Section 7.3      Individual Rights of Trustee.....................................................  66
     Section 7.4      Trustee's Disclaimer.............................................................  67
     Section 7.5      Notice of Defaults...............................................................  67
     Section 7.6      Reports by Trustee to Holders....................................................  67
     Section 7.7      Compensation and Indemnity.......................................................  67
     Section 7.8      Replacement of Trustee...........................................................  68
     Section 7.9      Successor Trustee by Merger......................................................  69
     Section 7.10     Eligibility; Disqualification....................................................  69
     Section 7.11     Preferential Collection of Claims Against the Company............................  69

ARTICLE VIII DEFEASANCE; DISCHARGE OF INDENTURE........................................................  69

     Section 8.1      Legal Defeasance and Covenant Defeasance.........................................  69

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                       PAGE
     Section 8.2      Conditions to Defeasance.........................................................  70
     Section 8.3      Application of Trust Money.......................................................  71
     Section 8.4      Repayment to the Company.........................................................  72
     Section 8.5      Indemnity for U.S. Government Obligations........................................  72
     Section 8.6      Reinstatement....................................................................  72
     Section 8.7      Satisfaction and Discharge.......................................................  72

ARTICLE IX  AMENDMENTS.................................................................................  73

     Section 9.1      Without Consent of Holders.......................................................  73
     Section 9.2      With Consent of Holders..........................................................  74
     Section 9.3      Compliance with Trust Indenture Act..............................................  75
     Section 9.4      Revocation and Effect of Consents and Waivers....................................  75
     Section 9.5      Notation on or Exchange of Notes.................................................  75
     Section 9.6      Trustee to Sign Amendments or Supplements........................................  76

ARTICLE X   NOTE GUARANTEES............................................................................  76

     Section 10.1     Note Guarantees..................................................................  76
     Section 10.2     Limitation on Liability; Termination, Release and Discharge......................  77
     Section 10.3     Right of Contribution............................................................  78
     Section 10.4     No Subrogation...................................................................  78
     Section 10.5     Additional Note Guarantees; Opinion of Counsel...................................  78

ARTICLE XI  MISCELLANEOUS..............................................................................  79

     Section 11.1     Trust Indenture Act Controls.....................................................  79
     Section 11.2     Notices..........................................................................  79
     Section 11.3     Communication by Holders with Other Holders......................................  80
     Section 11.4     Certificate and Opinion as to Conditions Precedent...............................  80
     Section 11.5     Statements Required in Certificate or Opinion....................................  80
     Section 11.6     Rules by Trustee, Paying Agent and Registrar.....................................  81
     Section 11.7     Legal Holidays...................................................................  81
     Section 11.8     Governing Law; Waiver of Jury Trial; etc.........................................  81
     Section 11.9     No Recourse Against Others.......................................................  81
     Section 11.10    Successors.......................................................................  82
     Section 11.11    Duplicate and Counterpart Originals..............................................  82
     Section 11.12    Severability.....................................................................  82
     Section 11.13    Qualification of Indenture.......................................................  82
     Section 11.14    Table of Contents; Headings......................................................  82

                                TABLE OF CONTENTS

EXHIBIT A   FORM OF NOTE

EXHIBIT B   FORM OF TRANSFER CERTIFICATE FOR TRANSFER TO QIB

EXHIBIT C   FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
            WITH TRANSFERS PURSUANT TO REGULATION S

EXHIBIT D   FORM OF RULE 144 CERTIFICATION

EXHIBIT E   FORM OF ADDITIONAL NOTE GUARANTEE

EXHIBIT F   FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
            WITH TRANSFERS TO INSTITUTIONAL ACCREDITED INVESTORS

      INDENTURE, dated as of September 28, 2004, among Coleman Cable, Inc., a Delaware corporation (the "Company"), the Note Guarantors which may from time to time become party hereto and Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York (the "Trustee"), as Trustee.

      Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 9 7/8% Senior Notes Due 2012 issued hereunder.

                                   ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

      Section 1.1 Definitions.

      "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or is assumed in connection with the acquisition of assets from such Person. Such Indebtedness shall be deemed to have been Incurred at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or a Restricted Subsidiary or at the time such Indebtedness is assumed in connection with the acquisition of assets from such Person.

      "Additional Note Board Resolutions" means resolutions duly adopted by the Board of Directors of the Company and delivered to the Trustee in an Officers' Certificate providing for the issuance of Additional Notes.

      "Additional Note Guarantee" has the meaning assigned to it in Section
10.5.

      "Additional Note Guarantor" has the meaning assigned to it in Section
10.5.

      "Additional Note Supplemental Indenture" means a supplement to this Indenture duly executed and delivered by the Company, each Note Guarantor and the Trustee pursuant to Article IX providing for the issuance of Additional Notes.

      "Additional Notes" has the meaning assigned to it in Section 2.13.

      "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, that beneficial ownership of ten percent (10%) or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

      "Affiliate Transaction" has the meaning assigned to it in Section 3.16(a).

      "Agent Members" has the meaning assigned to it in Section 2.6(b).

      "Applicable Tax Percentage" means the highest effective marginal combined rate of federal, state and local income taxes (taking into account the deductibility of state and local taxes for federal income tax purposes) that an individual residing in New York, New York would be subject in the relevant year of determination, taking into account only such shareholder's share of income and deductions attributable to its equity ownership interest in the Company.

      "Asset Acquisition" means:

      (1) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary;

      (2) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business; or

      (3)   any Revocation with respect to an Unrestricted Subsidiary.

           "Asset Sale" means any direct or indirect sale, disposition, issuance, conveyance, transfer, lease, assignment or other transfer, including a Sale and Leaseback Transaction (each, a "Disposition") by the Company or any Restricted Subsidiary of:

      (a)   any Capital Stock (other than Capital Stock of the Company); or

      (b) any property or assets (other than cash, Cash Equivalents or Capital Stock) of the Company or any Restricted Subsidiary.

      Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

      (1) the Disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries as permitted under Section 4.1;

      (2) a Disposition of inventory or obsolete or worn-out equipment, in each case in the ordinary course of business;

      (3) Dispositions of assets with a Fair Market Value not to exceed $1.0 million in the aggregate;

      (4) for purposes of Section 3.11 only, the making of a Restricted Payment permitted under Section 3.10; and

      (5) a Disposition to the Company or a Restricted Subsidiary, including a Person that is or will become a Restricted Subsidiary immediately after the Disposition.

      "Asset Sale Offer" has the meaning assigned to it in Section 3.11(c).

      "Asset Sale Offer Amount" has the meaning assigned to it in Section
3.11(c).

      "Asset Sale Offer Payment Date" has the meaning assigned to it in Section 3.11(d).

      "Asset Sale Transaction" means any Asset Sale and, whether or not constituting an Asset Sale, (1) any sale or other disposition of Capital Stock,
(2) any Designation with respect to an Unrestricted Subsidiary and (3) any sale or other disposition of property or assets excluded from the definition of Asset Sale by clause (4) of that definition.

      "Attributable Indebtedness" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

      "Authenticating Agent" has the meaning assigned to it in Section 2.2(d).

      "Bank Credit Facility" means the Credit Agreement, dated September 28, 2004, between and among the Company, its Subsidiaries listed therein, Wachovia Bank, National Association, as Administrative Agent, Wachovia Capital Markets, LLC, as sole lead arranger and book runner, and certain other lenders and all amendments thereto, together with the related documents thereto (including, without limitation, any Guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time by one or more agreements, including any agreement increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder or extending the maturity of, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreements(s) or any successor or replacement agreements(s) and whether by the same or any other agent, lender or group of lenders, in each case in the bank credit market.

      "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

      "Bankruptcy Law Event of Default" means:

      (1) the entry by a court of competent jurisdiction of: (i) a decree or order for relief in respect of the Company or any other Bankruptcy Party in an involuntary case or proceeding under any Bankruptcy Law or (ii) a decree or order (A) adjudging the Company or any other Bankruptcy Party a bankrupt or insolvent, (B) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of, or in respect of, the Company or any other Bankruptcy Party under any Bankruptcy Law, (C) appointing a Custodian of the Company or any other Bankruptcy Party or of any substantial part of the property of the Company or any other Bankruptcy Party, or (D) ordering the winding-up or liquidation of the affairs of the Company or any other Bankruptcy Party, and in each case, the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive calendar days; or

      (2) (i) the commencement by the Company or any other Bankruptcy Party of a voluntary case or proceeding under any Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent,
            (ii) the consent by the Company or any other Bankruptcy Party to the entry of a decree or order for relief in respect of the Company or such Bankruptcy Party in an involuntary case or proceeding under any Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or such Bankruptcy Party, (iii) the filing by the Company or any other Bankruptcy Party of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law, (iv) the consent by the Company or any other Bankruptcy Party to the filing of such petition or to the appointment of or taking possession by a Custodian of the Company or such Bankruptcy Party or of any substantial part of the property of the Company or such Bankruptcy Party, (v) the making by the Company or any other Bankruptcy Party of an assignment for the benefit of creditors, (vi) the admission by the Company or any other Bankruptcy Party in writing of its inability to pay its debts generally as they become due, (vii) the approval by stockholders of the Company or any other Bankruptcy Party of any plan or proposal for the liquidation or dissolution of the Company or such Bankruptcy Party, or (viii) the taking of corporate action by the Company or any other Bankruptcy Party in furtherance of any such action.

      "Bankruptcy Party" means (i) the Company; (ii) each Significant Subsidiary; or (iii) one or more Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; it being understood that any reference in this Indenture to any Bankruptcy Party shall, in the case of multiple Restricted Subsidiaries that individually do not constitute a Significant Subsidiary but that taken together do constitute a Significant Subsidiary, only constitute a reference to all such Restricted Subsidiaries taken together.

      "Board of Directors" means, as to any Person, the board of directors, management committee or similar governing body of such Person or any duly authorized committee thereof.

      "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

      "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City.

      "Capitalized Lease Obligations" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP. For purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

      "Capital Stock" means:

      (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) or corporate stock, including each class of Common Stock and Preferred Stock of such Person;

      (2) with respect to any Person that is not a corporation, any and all partnership or other equity or ownership interests of such Person; and

      (3) any warrants, rights or options to purchase any of the instruments or interests referred to in clause (1) or (2) above.

      "Cash Equivalents" means:

      (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

      (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's");

      (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of a least A-1 from S&P or at least P-1 from Moody's;

      (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a non-U.S. bank having at the date of acquisition thereof combined capital and surplus of not less than $500 million;

      (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

      (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

      "Certificated Note" means any Note issued in fully-registered certificated form (other than a Global Note), which shall be substantially in the form of Exhibit A, with appropriate legends as specified in Section 2.7 and Exhibit A.

      "Change of Control" means the occurrence of one or more of the following events:

      (1) any Person or Group, except for Permitted Holders, is or becomes the "beneficial owner," directly or indirectly, in the aggregate of more than fifty percent (50%) of the total voting power of the Voting Stock of the Company (including a Successor Entity, if applicable), whether by virtue of the issuance, sale or other disposition of Capital Stock of the Company by the Company or a direct or indirect holder of Capital Stock of the Company, a merger or consolidation involving the Company, its direct or indirect shareholders or such Person or Group, a sale of assets by the Company, its direct or indirect shareholders, any voting trust agreement or other agreement to which the Company, its direct or indirect shareholders or any such Person or Group is a party or is subject, or otherwise; or

      (2) any Person or Group, except for Permitted Holders, is or becomes the "beneficial owner," directly or indirectly, in the aggregate or more than thirty-five percent (35%) of the total voting power of the Voting Stock of the Company (including a Successor Entity, if applicable), whether by virtue of the issuance, sale or other disposition of Capital Stock of the Company by the Company or a direct or indirect holder of Capital Stock of the Company, a merger or consolidation involving the Company, its direct or indirect shareholders or such Person or Group, a sale of assets by the Company, its direct or indirect shareholders, any voting trust agreement or other agreement to which the Company, its direct or indirect shareholders or any such Person or Group is a party or is subject, or otherwise, and such Person or Group owns a greater percentage of such total voting power than the Permitted Holders; or

      (3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company, together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

      (4) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company, whether or not otherwise in compliance with the provisions of this Indenture.

      For purposes of this definition:

            (a) "beneficial owner" shall have the meaning specified in Rules 13d-3 and 13d-5 under the Exchange Act, except that any Person or Group shall be deemed to have "beneficial ownership" of all securities that such Person or Group has the right to acquire, whether such right is exercisable immediately, only after the passage of time or, except in the case of the Permitted Holders, upon the occurrence of a subsequent condition;

            (b) "Person" and "Group" shall have the meanings for "person" and "group" as used in Sections 13(d) and 14(d) of the Exchange Act; and

            (c) any other Person or Group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the "parent corporation") so long as such Person or Group beneficially owns, directly or indirectly, in the aggregate at least thirty percent (30%) of the voting power of the Voting Stock of the parent corporation and no other Person or Group beneficially owns an equal or greater amount of the Voting Stock of the parent corporation.

      "Change of Control Offer" has the meaning assigned to it in Section
3.8(b).

      "Change of Control Offer Notice" means a notice sent by the Company pursuant to Section 3.8(b), which notice shall govern the terms of the Change of Control Offer and shall state:

            (1) that a Change of Control has occurred; the circumstances or events causing such Change of Control; that a Change of Control Offer is being made pursuant to Section 3.8(b); and that all Notes that are timely tendered will be accepted for payment;

            (2) the Change of Control Payment, and the Change of Control Payment Date, which date shall be a Business Day no earlier than 30 calendar days before nor later than 60 calendar days subsequent to the date such notice is mailed (other than as may be required by law);

            (3) that any Notes or portions thereof not tendered or accepted for payment will continue to accrue interest;

            (4) that, unless the Company defaults in the payment of the Change of Control Payment with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest from and after the Change of Control Payment Date;

            (5) that any Holder electing to have any Notes or portions thereof purchased pursuant to a Change of Control Offer will be required to tender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

            (6) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder's election to have such Notes or portions thereof purchased pursuant to the Change of Control Offer;

            (7) that any Holder electing to have Notes purchased pursuant to the Change of Control Offer must specify the principal amount that is being tendered for purchase, which principal amount must be $1,000 or an integral multiple thereof;

            (8) that any Holder of Certificated Notes whose Certificated Notes are being purchased only in part will be issued new Certificated Notes equal in principal amount to the unpurchased portion of the Certificated Note or Notes surrendered, which unpurchased portion will be equal in principal amount to $1,000 or an integral multiple thereof;

            (9) that the Trustee will return to the Holder of a Global Note that is being purchased in part such Global Note, with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unpurchased portion of such Global Note; and

            (10) any other information necessary to enable any Holder to tender Notes and to have such Notes purchased pursuant to Section 3.8.

      "Change of Control Payment" has the meaning assigned to it in Section 3.8(a).

      "Change of Control Payment Date" has the meaning assigned to it in Section 3.8(b).

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common equity interests, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common equity interests.

      "Company" means the party named as such in the introductory paragraph to this Indenture and its successors and assigns, including any Successor Entity that becomes such in accordance with Article IV.

      "Company Order" has the meaning assigned to it in Section 2.2(c).

      "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period, plus or minus the following to the extent deducted or added in calculating such Consolidated Net Income:

      (1)   Consolidated Income Tax Expense for such period; plus

      (2)   Consolidated Interest Expense for such period; plus

      (3)   Consolidated Non-cash Charges for such period; plus

      (4) net after-tax losses from Asset Sale Transactions or abandonments or reserves relating thereto; less

      (5) (x) all non-cash credits and gains increasing Consolidated Net Income for such period and (y) all cash payments during such period relating to non-cash charges that were added back in determining Consolidated EBITDA in any prior period.

      Notwithstanding the foregoing, the items specified in clauses (1), (3) and
(4) for any Restricted Subsidiary shall be added to Consolidated Net Income in calculating Consolidated EBITDA only:

            (a) in proportion to the percentage of the total Capital Stock of such Restricted Subsidiary held directly or indirectly by the Company; and

            (b) to the extent that a corresponding amount would be permitted at the date of determination to be distributed to the Company by such Restricted Subsidiary pursuant to its character and bylaws and each law, regulation, agreement or judgment applicable to such distribution.

      "Consolidated Fixed Charge Coverage Ratio" means, as of any date of determination, the ratio of the aggregate amount of Consolidated EBITDA for the four most recent full fiscal quarters for which financial statements are available ending prior to the date of such determination (the "Four Quarter Period") to Consolidated Fixed Charges for such Four Quarter Period. For purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis in accordance with Regulation S-X under the Securities Act for the period of such calculation to:

      (1) the Incurrence or repayment (excluding revolving credit borrowings Incurred or repaid in the ordinary course of business for working capital purposes) or redemption of any Indebtedness or Preferred Stock of the Company or any of its Restricted Subsidiaries (and the application of the proceeds thereof), including the Incurrence of any Indebtedness or Preferred Stock (and the application of the proceeds thereof) giving rise to the need to make such determination, occurring during such Four Quarter Period or at any time subsequent to the last day of such Four Quarter Period and on or prior to such date of determination, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of such Four Quarter Period; and

      (2) any Asset Sale Transaction or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such determination as a result of the Company or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) Incurring Acquired Indebtedness and including, without limitation, by giving pro forma effect to any Consolidated EBITDA (provided, that such pro forma Consolidated EBITDA shall be calculated in a manner consistent with the exclusions in the definition of Consolidated Net Income) attributable to the assets which are the subject of the Asset Sale Transaction or Asset Acquisition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to such date of determination, as if such Asset Sale Transaction or Asset Acquisition

            (including the Incurrence of any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"

                  (a) interest on outstanding Indebtedness determined on a
            fluctuating basis as of the date of determination and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on such date of determination;

                  (b) if interest on any Indebtedness actually Incurred on such date of determination may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on such date of determination will be deemed to have been in effect during the Four Quarter Period; and

                  (c) notwithstanding clause (a) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

      "Consolidated Fixed Charges" means, for any period, the sum, without duplication, of:

      (1)   Consolidated Interest Expense, plus

      (2)   the product of:

            (a) the amount of all cash and non-cash dividend payments on any series of Preferred Stock or Disqualified Capital Stock of the Company or any Restricted Subsidiary (other than dividends paid in Qualified Capital Stock and other than dividends paid by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company) paid, accrued, or scheduled to be paid or accrued during such period times

            (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective combined U.S. federal, state and local income tax rate of the Company (or, in the case of a Person that is an S corporation under the Code, the combined U.S. federal, state and local income tax rate that was or would have been utilized to calculate the Tax Amount of such Person), expressed as a decimal.

      "Consolidated Income Tax Expense" means, with respect to the Company for any period, the provision for U.S. federal, state, local and non-U.S. income taxes and the Tax Amount payable by the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

      "Consolidated Interest Expense" means, for any period, the sum of, without duplication, determined on a consolidated basis in accordance with GAAP:

      (1) the aggregate of cash and non-cash interest expense of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation (whether or not properly classified as interest expense in accordance with GAAP):

                  (a) any amortization or accretion of debt discount or any
            interest paid on Indebtedness of the Company in the form of additional Indebtedness,

                  (b) any amortization of deferred financing costs,

                  (c) the net costs under Hedging Obligations (including
            amortization of fees),

                  (d) all capitalized interest,

                  (e) the interest portion of any deferred payment obligation,

                  (f) commissions, discounts and other fees and charges Incurred in respect of letters of credit or bankers' acceptances, and

                  (g) any interest expense on Indebtedness of another Person that is Guaranteed by the Company or one of its Restricted Subsidiaries or secured by a Lien on the assets of the Company or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon); and

      (2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period.

      "Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, that there shall be excluded therefrom:

      (1) gains (together with any related provisions for taxes or Tax Distributions on such gains) from Asset Sale Transactions or abandonments or reserves relating thereto;

      (2) items classified as extraordinary gains or losses (together with any related provisions for taxes or Tax Distributions on such gains);

      (3) the net income of a Successor Entity prior to assuming the Company's obligations under this Indenture and the Notes pursuant to Section 4.1;

      (4) the net income (but not loss) of any Restricted Subsidiary to the extent that a corresponding amount could not be distributed to the Company at the date of determination as a result of any restriction pursuant to such Restricted

            Subsidiary's charter or bylaws or any law, regulation, agreement or judgment applicable to any such distribution;

      (5) the net income (but not loss) or of any Person other than the Company or a Restricted Subsidiary;

      (6) any increase (but not decrease) in net income attributable to minority interests in any Restricted Subsidiary;

      (7) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

      (8) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

      (9)   the cumulative effect of changes in accounting principles; and

      (10) in the case of any Person that is an S corporation under the Code, the Tax Amount of such Person for such period.

      "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

      "Consolidated Non-cash Charges" means, for any period, the aggregate depreciation, amortization and other non-cash expenses or losses of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge which constitutes an accrual of or a reserve for cash charges for any future period or the amortization of a prepaid cash expense paid in a prior period).

      "Consolidated Tangible Assets" means, at any date, the total assets (less accumulated depreciation and valuation reserves and other reserves and items deductible from gross book value of specific asset accounts under GAAP) of the Company and the Restricted Subsidiaries, after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount, organization expenses and other like intangibles of the Company and the Restricted Subsidiaries, all calculated in accordance with GAAP.

      "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 222 South Riverside Plaza, 24th Floor, Chicago, Illinois 60606, Attention: Trust and Securities Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

      "Covenant Defeasance" has the meaning assigned to it in Section 8.1(b).

      "Currency Agreement" means, in respect of any Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party.

      "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

      "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

      "Defaulted Interest" has the meaning assigned to it in paragraph 1 of the Form of Reverse Side of Note contained in Exhibit A.

      "Designation" and "Designation Amount" have the meanings assigned to them in Section 3.13.

      "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in any case, on or prior to the 91st day after the final maturity date of the Notes.

      "Distribution Compliance Period" means, in respect of any Regulation S Global Note, the 40 consecutive days beginning on and including the later of (a) the day on which any Notes represented thereby are offered to persons other than distributors (as defined in Regulation S under the Securities Act) pursuant to Regulation S and (b) the issue date for such Notes.

      "Domestic Restricted Subsidiary" means any direct or indirect Restricted Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.

      "DTC" means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Company that is a clearing agency registered under the Exchange Act.

      "Event of Default" has the meaning assigned to it in Section 6.1.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

      "Exchange Notes" means debt securities of the Company, guaranteed by the Note Guarantors, substantially identical in all material respects to the Notes (except that the additional interest provisions and the transfer restrictions pertaining to the Notes will be modified or eliminated, as appropriate), to be issued pursuant to this Indenture.

      "Exchange Offer Registration Statement" shall have the meaning assigned to such term in the Issue Date Registration Rights Agreement and any other Registration Rights Agreement.

      "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, that the Fair Market Value of any such asset or assets shall be determined conclusively by the Board of Directors of the Company acting in good faith, and shall be evidenced by a Board Resolution.

      "Four Quarter Period" has the meaning set forth in the definition of Consolidated Fixed Charge Coverage Ratio above.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States that are in effect as of the Issue Date.

      "Global Note" means any Note issued in fully-registered certificated form to DTC (or its nominee), as depositary for the beneficial owners thereof, which shall be substantially in the form of Exhibit A, with appropriate legends as specified in Section 2.7 and Exhibit A.

      "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person:

      (1) to purchase or pay, or advance or supply funds for the purchase or payment of, such Indebtedness of such other Person, whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise; or

      (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part;

provided, that "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. "Guarantee" used as a verb has a corresponding meaning.

      "Hedging Obligations" means the obligations of any Person pursuant to any Interest Rate Agreement or Currency Agreement.

      "Holder" means the Person in whose name a Note is registered in the Note Register.

      "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the preceding). Indebtedness of any Acquired Person or any of its Subsidiaries existing at the time such Acquired Person becomes a Restricted Subsidiary (or is merged into or consolidated with the Company or any Restricted Subsidiary), whether or not such Indebtedness was Incurred in connection with, as a result of, or in contemplation of, such Acquired Person becoming a Restricted Subsidiary (or being merged into or consolidated with the Company or any Restricted Subsidiary), shall be deemed Incurred at the time any such Acquired Person becomes a Restricted Subsidiary or merges into or consolidates with the Company or any Restricted Subsidiary.

      "Indebtedness" means with respect to any Person, without duplication:

      (1) the principal amount (or, if less, the accreted value) of all obligations of such Person for borrowed money;

      (2) the principal amount (or, if less, the accreted value) of all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

      (3)   all Capitalized Lease Obligations of such Person;

      (4) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

      (5) all letters of credit, banker's acceptances or similar credit transactions, including reimbursement obligations in respect thereof;

      (6) Guarantees and other contingent obligations of such Person in respect of Indebtedness referred to in clauses (1) through (5) above and clauses (8) and (9) below;

      (7) all Indebtedness of any other Person of the type referred to in clauses (1) through (6) above which is secured by any Lien on any property or asset of such Person, the amount of such Indebtedness being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Indebtedness so secured;

      (8)   all obligations under Hedging Obligations of such Person; and

      (9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any; provided, that:

                  (a) if the Disqualified Capital Stock does not have a fixed repurchase price, such maximum fixed repurchase price shall be calculated in accordance with the terms of the Disqualified Capital Stock as if the Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and

                  (b) if the maximum fixed repurchase price is based upon, or measured by, the fair market value of the Disqualified Capital Stock, the fair market value shall be the Fair Market Value thereof.

      "Independent Director" means a member of the Company's Board of Directors that (1) is not a legal or "beneficial owner," directly or indirectly, of any equity interests of the Company or any of its Affiliates (unless the Company's Common Stock is listed for trading on a national securities exchange or admitted for quotation on the Nasdaq National Market) and does not have any other material, direct or indirect, financial interest in the Company or any of its Affiliates, (2) is not a director, officer, employee, manager, contractor or partner of the Company or any of its Affiliates (other than in respect of his or her service as an Independent Director of the Company), (3) is not a material customer, supplier or creditor of the Company or any of its Affiliates, (4) does not control, directly or indirectly, the Company, any of its Affiliates or any Person described in clauses (1), (2) or (3) above and (5) is not a parent, sibling or child of any Person described in clauses (1), (2), (3) or (4) above.

      "Indenture" means this Indenture as amended or supplemented from time to time, including the exhibits hereto.

      "Independent Financial Advisor" means an accounting firm, appraisal firm, investment banking firm or consultant of nationally recognized standing that is, in the judgment of the Company's Board of Directors, qualified to perform the task for which it has been engaged and which is independent in connection with the relevant transaction.

      "Interest Payment Date" means the stated due date of an installment of interest on the Notes as specified in the Form of Face of Note contained in Exhibit A.

      "Interest Rate Agreement" of any Person means any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars, derivative instruments and similar agreements) and/or other types of interest hedging agreements.

      "Investment" means, with respect to any Person, any:

      (1) direct or indirect loan or other extension of credit (including, without limitation, a Guarantee) to any other Person,

      (2) capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to any other Person, or

      (3) purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person.

      "Investment" shall exclude accounts receivable or deposits arising in the ordinary course of business. "Invest," "Investing" and "Invested" shall have corresponding meanings.

      For purposes of Section 3.10, the Company shall be deemed to have made an "Investment" in an Unrestricted Subsidiary at the time of its Designation, which shall be valued at the Fair Market Value of the sum of the net assets of such Unrestricted Subsidiary at the time of its Designation and the amount of any Indebtedness of such Unrestricted Subsidiary Guaranteed by the Company or any Restricted Subsidiary or owed to the Company or any Restricted Subsidiary immediately following such Designation. Any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Common Stock of a Restricted Subsidiary (including any issuance and sale of Capital Stock by a Restricted Subsidiary) such that, after giving effect to any such sale or disposition, such Restricted Subsidiary would cease to be a Subsidiary of the Company, the Company shall be deemed to have made an Investments on the date of any such sale or disposition equal to sum of the Fair Market Value of the Capital Stock of such former Restricted Subsidiary held by the Company or any Restricted Subsidiary immediately following such sale or other disposition and the amount of any Indebtedness of such former Restricted Subsidiary Guaranteed by the Company or any Restricted Subsidiary or owed to the Company or any other Restricted Subsidiary immediately following such sale or other disposition.

      "Investment Return" means, in respect of any Investment (other than a Permitted Investment) made after the Issue Date by the Company or any Restricted
Subsidiary:

      (1) the cash proceeds received by the Company upon the sale, liquidation or repayment of such Investment or, in the case of a Guarantee, the amount of the Guarantee upon the unconditional release of the Company and its Restricted Subsidiaries in full, less any payments previously made by the Company or any Restricted Subsidiary in respect of such Guarantee;

      (2) in the case of the Revocation of the Designation of an Unrestricted Subsidiary, an amount equal to the lesser of:

                  (a) the Company's Investment in such Unrestricted Subsidiary at the time of such Revocation;

                  (b) that portion of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time of Revocation that is proportionate to the Company's equity interest in such Unrestricted Subsidiary at the time of Revocation; and

                  (c) the Designation Amount with respect to such Unrestricted
            Subsidiary upon its Designation which was treated as a Restricted Payment; and

      (3) in the event the Company or any Restricted Subsidiary makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, an amount equal to the Company's or any Restricted Subsidiary's existing Investment in such Person, in the case of each of (1), (2) and (3), up to the amount of such Investment that was treated as a Restricted Payment less the amount of any previous Investment Return in respect of such Investment.

      "Issue Date" means the first date of issuance of Notes under this Indenture.

      "Issue Date Notes" means the $120,000,000 aggregate principal amount of Notes originally issued on the Issue Date, and any replacement Notes, Private Exchange Notes and Exchange Notes, issued therefor in accordance with this Indenture.

      "Issue Date Registration Rights Agreement" means the Registration Rights Agreement, dated as of September 28, 2004, by and among the Company and Wachovia Capital Markets, LLC, as Initial Purchaser.

      "Legal Defeasance" has the meaning assigned to it in Section 8.1(a).

      "Legal Holiday" has the meaning assigned to it in Section 11.7.

      "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest); provided that, the lessee in respect of a Capitalized Lease Obligation shall be deemed to have Incurred a Lien on the property leased thereunder.

      "Maturity Date" means October 1, 2012.

      "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents, received by the Company or any of its Restricted Subsidiaries from such Asset Sale, net of:

      (1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

      (2) taxes or Tax Distributions paid or payable in respect of such Asset Sale after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

      (3) repayment of Indebtedness secured by a Lien permitted under this Indenture that is required to be repaid in connection with such Asset Sale; and

      (4) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

      "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

      "Note Custodian" means the custodian with respect to any Global Note appointed by DTC, or any successor Person thereto, and shall initially be the Trustee.

      "Note Guarantee" means any guarantee of the Company's Obligations under the Notes and this Indenture provided by a Domestic Restricted Subsidiary pursuant to this Indenture.

      "Note Guarantor" means any Domestic Restricted Subsidiary which provides a Note Guarantee pursuant to Article X until such time as its Note Guarantee is released in accordance with Article X.

      "Note Register" has the meaning assigned to it in Section 2.3(a).

      "Notes" means any of the Company's 9 7/8% Senior Notes Due 2012 issued and authenticated pursuant to this Indenture.

      "Obligations" means, with respect to any Indebtedness, any principal, interest (including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursements, damages, and other liabilities payable under the documentation governing such Indebtedness, including in the case of the Notes and the Note Guarantees, the Indenture and the Issue Date Registration Rights Agreement.

      "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company.

      "Officers' Certificate" means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

      "Opinion of Counsel" means a written opinion of counsel, who may be an employee of or counsel for the Company and who shall be reasonably acceptable to the Trustee.

      "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

      (1) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

      (2) Notes, or portions thereof, for the payment, redemption or purchase of which (including pursuant to an Asset Sale Offer or Change of Control Offer) money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company, a Note Guarantor or an Affiliate of the Company) in trust or set aside and segregated in trust by the Company (if the Company, a Note Guarantor or an Affiliate of the Company is acting as Paying Agent) for the Holders of such Notes; provided that, if Notes (or portions thereof) are to be redeemed or purchased, notice of such redemption or purchase has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

      (3) Notes which have been surrendered pursuant to Section 2.9 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company; and

      (4) solely to the extent provided in Article VIII, Notes which are subject to Legal Defeasance or Covenant Defeasance as provided in
            Article VIII;

provided, however, that in determining whether the Holders of the requisite aggregate principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, modification or waiver, only Notes which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

      "Pari Passu Debt" has the meaning assigned to in Section 3.11.

      "Paying Agent" has the meaning assigned to it in Section 2.3(a).

      "Permitted Business" means the business or businesses conducted by the Company and its Restricted Subsidiaries as of the Issue Date and any business ancillary or complementary thereto.

      "Permitted Holders" means David Bistricer, Moric Bistricer and Nachum Stein as record or beneficial holders.

      "Permitted Indebtedness" means, without duplication, each of the following:

      (1) Indebtedness not to exceed $120.0 million in respect of the Notes originally issued on the Issue Date and Exchange Notes issued therefor;

      (2) Guarantees by any Note Guarantor of Indebtedness of the Company or any other Note Guarantor permitted under this Indenture; provided, that if any such Guarantee is of Subordinated Indebtedness, then the Note Guarantee of such Note Guarantor shall be senior to such Note Guarantor's Guarantee of such Subordinated Indebtedness;

      (3) Indebtedness Incurred by the Company and any Note Guarantor pursuant to the Bank Credit Facility in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $75.0 million (less the amount of any permanent prepayments or reductions of commitments in respect of such Indebtedness made with the Net Cash Proceeds of an Asset Sale in order to comply with Section 3.11) and
            (y) the sum of (i) up to eighty-five percent (85%) of the book value of accounts receivable of the Company and its Restricted Subsidiaries, plus (ii) up to fifty-five percent (55%) of the book value of inventory of the Company and its Restricted Subsidiaries, in each case determined in accordance with GAAP, and it being understood that amounts outstanding under the Bank Credit Facility are deemed to be Incurred under this clause (3);

      (4) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date other than Indebtedness under the Bank Credit Facility or otherwise specified under any of the other clauses of this definition of Permitted Indebtedness;

      (5) Hedging Obligations entered into in the ordinary course of business and not for speculative purposes;

      (6) intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, that:

                  (a) if the Company or any Note Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full of all obligations under the Notes and the Indenture, in the case of the Company, or such Note Guarantor's Note Guarantee, in the case of any such Note Guarantor, and

                  (b) in the event that at any time any such Indebtedness ceases to be held by the Company or a Restricted Subsidiary, such Indebtedness shall be deemed to be Incurred and not permitted by this clause (6) at the time such event occurs;

      (7) Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness is extinguished within two Business Days of Incurrence;

      (8) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or any Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

      (9)   Refinancing Indebtedness in respect of:

                  (a) Indebtedness (other than Indebtedness owed to the Company or any Subsidiary) Incurred pursuant to Section 3.9(a) (it being understood that no Indebtedness outstanding on the Issue Date is Incurred pursuant to such Section 3.9(a)), or

                  (b) Indebtedness Incurred pursuant to clause (1), (3) or (4)
            above;

      (10) Capitalized Lease Obligations and Purchase Money Indebtedness incurred after the Issue Date that do not exceed $5.0 million in the aggregate at any one time outstanding; and

      (11) Additional Indebtedness of the Company or any Note Guarantor in an aggregate principal amount not to exceed $10.0 million at any one time outstanding (which amount may, but need not, be Incurred in whole or in part under the Bank Credit Facility).

      "Permitted Investment" means:

      (1) Investments by the Company or any Restricted Subsidiary in any Person that is, or that result in any Person becoming, immediately after such Investment, a Restricted Subsidiary or constituting a merger or consolidation of such Person into the Company or with or into a Restricted Subsidiary, except for a Guarantee of Indebtedness of a Restricted Subsidiary that is not a Note Guarantor;

      (2)   Investments by any Restricted Subsidiary in the Company;

      (3)   Investments in cash and Cash Equivalents;

      (4) any extension, modification or renewal of any Investments existing as of the Issue Date (but not Investments involving additional advances, contributions or other investments of cash or property or other increases thereof, other than as a result of the accrual or accretion of interest or original issue discount or payment-in-kind pursuant to the terms of such Investment as of the Issue Date);

      (5)   Investments permitted pursuant to Section 3.16(b)(2);

      (6) Investments received as a result of the bankruptcy or reorganization of any Person or taken in settlement of or other resolution of claims or disputes, and, in each case, extensions, modifications and renewals thereof;

      (7) Investments made by the Company or its Restricted Subsidiaries as a result of non-cash consideration permitted to be received in connection with an Asset Sale made in compliance with the covenant described under Section 3.11;

      (8) Investments made solely in the form of common equity of the Company constituting Qualified Capital Stock;

      (9)   Hedging Obligations made in compliance with Section 3.9; and

      (10) other Investments not to exceed $10.0 million at any one time outstanding.

      "Permitted Liens" means any of the following:

      (1) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

      (2) Liens Incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

      (3) any interest or title of a lessor under any Capitalized Lease Obligation; provided, that such Liens do not extend to any property which is not leased property subject to such Capitalized Lease Obligation;

      (4) purchase money Liens securing Purchase Money Indebtedness Incurred to finance the acquisition of property of the Company or a Restricted Subsidiary used in a Permitted Business; provided, that:

                  (a) the related Purchase Money Indebtedness shall not exceed the cost of such property and shall not be secured by any property of the Company or any Restricted Subsidiary other than the property so acquired, and

                  (b) the Lien securing such Indebtedness shall be created
            within 90 days of such acquisition;

      (5) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

      (6) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

      (7) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or a Restricted Subsidiary, including rights of offset and set-off;

      (8) Liens existing on the Issue Date and Liens to secure any Refinancing Indebtedness which is Incurred to Refinance any Indebtedness which has been secured by a Lien permitted under Section 3.15 and which Indebtedness has been Incurred in accordance with Section 3.9; provided, that such new Liens:

                  (a) are no less favorable to the Holders of Notes and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and

                  (b) do not extend to any property or assets other than the property or assets securing the Indebtedness Refinanced by such Refinancing Indebtedness;

      (9) Liens securing Acquired Indebtedness Incurred in accordance with Section_3.9 not Incurred in connection with, or in anticipation or contemplation of, the relevant acquisition, merger or consolidation; provided, that:

                  (a) such Liens secured such Acquired Indebtedness at the time of and prior to the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and

                  (b) such Liens do not extend to or cover any property of the
            Company or any Restricted Subsidiary other than the property that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary and are no more favorable to the lienholders than the Liens securing the Acquired Indebtedness prior to the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary;

      (10) Liens securing borrowings under the Bank Credit Facility incurred in accordance with clause (3) of the definition of "Permitted Indebtedness"; and

      (11) additional Liens securing obligations and Attributable Indebtedness Incurred pursuant to Section 3.19 in an aggregate amount outstanding not to exceed 3.0% of Consolidated Tangible Assets at the time of such Incurrence.

      "Person" means an individual, partnership, corporation, company, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

      "Post-Petition Interest" means all interest accrued or accruing after the commencement of any insolvency or liquidation proceeding (and interest that would accrue but for the commencement of any insolvency or liquidation proceeding) in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing any Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.

      "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends, distributions or redemptions or upon liquidation.

      "Private Exchange Notes" shall have the meaning assigned to such term in the Issue Date Registration Rights Agreement and any other Registration Rights Agreement.

      "Private Placement Legend" has the meaning assigned to it in Section
2.7(b).

      "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement (other than a registration statement filed on Form S-4 or S-8) filed with the SEC in accordance with the Securities Act.

      "Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price or other cost of construction or improvement of any property; provided, that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost, including any Refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of Refinancing.

      "QIB" means any "qualified institutional buyer" (as defined in Rule 144A).

      "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock and any warrants, rights or options to purchase or acquire Capital Stock that is not Disqualified Capital Stock that are not convertible into or exchangeable into Disqualified Capital Stock.

      "Record Date" has the meaning assigned to it in the Form of Face of Note contained in Exhibit A.

      "Redemption Date" means, with respect to any redemption of Notes, the date fixed for such redemption pursuant to this Indenture and the Notes.

      "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

      "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary, to the extent that such Refinancing does not:

      (1) result in an increase in the aggregate principal amount of the Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing); or

      (2)   create Indebtedness with:

            (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or

            (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced;

provided, that:

      (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness of the Company,

      (y) if such Indebtedness being Refinanced is Indebtedness of a Note Guarantor, then such Indebtedness shall be Indebtedness of the Company and/or such Note Guarantor, and

      (z) if such Indebtedness being Refinanced is Subordinated Indebtedness, then such Refinancing Indebtedness shall be subordinate to the Notes or the relevant Note Guarantee, if applicable, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

      "Registered Exchange Offer" means an exchange offer by the Company registered under the Securities Act pursuant to which Notes originally issued pursuant to an exemption from registration under the Securities Act are exchanged for Notes of like principal amount not bearing the Private Placement Legend.

      "Registrar" has the meaning assigned to it in Section 2.3(a).

      "Registration Rights Agreement" means any registration rights agreement between the Company, the Note Guarantors and one or more investment banks acting as initial purchasers in connection with any issuance of Notes under this Indenture, including the Issue Date Registration Rights Agreement.

      "Registration Statement" means an effective Exchange Offer Registration Statement or Shelf Registration Statement.

      "Regulation S" means Regulation S under the Securities Act or any successor regulation.

      "Regulation S Global Note" has the meaning assigned to it in Section
2.1(e).

      "Replacement Assets" has the meaning assigned to it in Section 3.11.

      "Resale Restriction Termination Date" means, for any Restricted Note that is an Issue Date Note (or beneficial interest therein), two years (or such other period specified in Rule 144(k)) from the Issue Date or, for any Additional Notes (or beneficial interests therein) that are Restricted Notes two years (or such other period specified in Rule 144(k)) from the latest such original issue date of such Additional Notes.

      "Responsible Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

      "Restricted Note" means any Issue Date Note (or beneficial interest therein) or any Additional Note (or beneficial interest therein) not originally issued and sold pursuant to an effective registration statement under the Securities Act until such time as:

      (i) such Issue Date Note (or beneficial interest therein) or Additional Note (or beneficial interest therein) has been exchanged for a corresponding Exchange Note pursuant to an Exchange Offer Registration Statement or has been transferred pursuant to a Shelf Registration Statement;

      (ii)  the Resale Restriction Termination Date therefor has passed;

      (iii) such Note is a Regulation S Global Note and the Distribution Compliance Period therefor has terminated and the Trustee has received the certifications specified in Rule 903(b)(3)(ii)(b) of Regulation S; or

      (iv) the Private Placement Legend therefor has otherwise been removed pursuant to Section 2.8(d) or, in the case of a beneficial interest in a Global Note, such beneficial interest has been exchanged for an interest in a Global Note not bearing a Private Placement Legend.

      "Restricted Payment" has the meaning set forth in Section 3.10.

      "Restricted Subsidiary" means any Subsidiary of the Company which at the time of determination is not an Unrestricted Subsidiary.

      "Revocation" has the meaning set forth in Section 3.13.

      "Rule 144" means Rule 144 under the Securities Act (or any successor rule).

      "Rule 144A" means Rule 144A under the Securities Act (or any successor rule).

      "Rule 144A Global Note" has the meaning assigned to it in Section 2.1(d).

      "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person by whom funds have been or are to be advanced on the security of such Property.

      "SEC" means the Securities and Exchange Commission, or any successor agency thereto with respect to the regulation or registration of securities.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Shelf Registration Statement" shall have the meaning assigned to such term in the Issue Date Registration Rights Agreement and any other Registration Rights Agreement.

      "Significant Subsidiary" shall mean a Subsidiary of the Company constituting a "Significant Subsidiary" in accordance with Rule 1-02(w) of Regulation S-X under the Securities Act in effect on the date hereof, except that all references to 10% in Rule 1-02(w) are replaced with 5%.

      "Special Record Date" has the meaning assigned to it in Section 2.12(a).

      "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

      "Subordinated Indebtedness" means, with respect to the Company or any Note Guarantor, any Indebtedness of the Company or such Note Guarantor, as the case may be, which is expressly subordinated in right of payment to the Notes or the relevant Note Guarantee, as the case may be.

      "Subsidiary," with respect to any Person, means any other Person of which such Person owns, directly or indirectly, more than fifty percent (50%) of the voting power of the other Person's outstanding Voting Stock.

      "Successor Entity" has the meaning assigned to it in Section 4.1.

      "Tax Amount" means, with respect to any period, an amount equal to (1) the product of (a) the Taxable Income of the Company and (b) the Applicable Tax Percentage, less (2) to the extent not previously taken into account, any income tax benefit attributable to the Company that could be utilized by its shareholders, in the current or any prior year, or portion thereof, from and after the date of this Indenture (including any tax losses or tax credits), computed at the Applicable Tax Percentage of the year that such benefit is taken into account for purposes of this computation; provided, however, that the computation of Tax Amount shall also take into account (a) the deductibility of state and local taxes for federal income tax purposes, and (b) any difference in the Applicable Tax Percentage resulting from the nature of the Taxable Income (such as capital gain as opposed to ordinary income).

      "Tax Distribution" means a distribution in respect of taxes to the shareholders of the Company pursuant to Section 3.10(b)(5).

      "Taxable Income" means, with respect to any Person for any period, the taxable income (including all separately stated items of income) or loss of such Person (including any such taxable income payable by such Person's shareholders as a result of such Person's election to be taxed as an S corporation pursuant to Section 1361 of the Code) for such person for federal income tax purposes.

      "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture (except as otherwise provided in this Indenture).

      "Trustee" means the party named as such in the introductory paragraph of this Indenture until a successor replaces it in accordance with the terms of this Indenture and, thereafter, means the successor.

      "U.S. Government Obligations" means (i) securities that are (a) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof; and (ii) depositary receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (i) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest of the U.S. Government Obligation evidenced by such depositary receipt.

      "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

      "Unrestricted Subsidiary" means any Subsidiary of the Company Designated as such pursuant to Section 3.13. Any such Designation may be revoked by a Board Resolution of the Company, subject to the provisions of Section 3.13.

      "Voting Stock" with respect to any Person, means securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors (or equivalent governing body) of such Person.

      "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

      (1) the then outstanding aggregate principal amount or liquidation preference, as the case may be, of such Indebtedness into

      (2)   the sum of the products obtained by multiplying:

                  (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal or liquidation preference, as the case may be, including payment at final maturity, in respect thereof, by

                  (b) the number of years (calculated to the nearest
            one-twelfth) which will elapse between such date and the making of such payment.

      "Wholly Owned Restricted Subsidiary" of the Company means any Restricted Subsidiary of which all the outstanding Capital Stock (other than in the case of a Restricted Subsidiary not organized in the United States, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by the Company or any Wholly Owned Restricted Subsidiary.

      Section 1.2 Incorporation by Reference of Trust Indenture Act. If any provision of this Indenture limits, qualifies or conflicts with the duties that would be imposed by any of Sections 310 to 317 of the TIA through operation of
Section 318(c) thereof on any person if this Indenture were qualified under the TIA, such imposed duties shall control.

      "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

      All other TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Rules or Regulations of the SEC Rule have the meanings assigned to them by such definitions.

      Section 1.3 Rules of Construction. Unless the context otherwise requires:

            (1)   a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3)   "premium" means "premium, if any";

            (4)   "or" is not exclusive;

            (5) "include", "includes", "including" means "include, without limitation", "includes, without limitation", and "including, without limitation";

            (6)   "will" means and has the same effect as the word "shall";

            (7) words in the singular include the plural and words in the plural include the singular; and

            (8) references to the payment of principal of the Notes shall include applicable premium, if any; and

            (9) any pronoun includes the corresponding masculine, feminine and neuter forms.

                                   ARTICLE II
                                    THE NOTES

       Section 2.1 Form and Dating.

      (a) The Issue Date Notes are being originally offered and sold by the Company pursuant to a Purchase Agreement, dated as of September 21, 2004, between the Company and Wachovia Capital Markets, LLC. The Notes will be issued in fully-registered certificated form without coupons, and only in denominations of $1,000 and any integral multiple thereof. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A.

      (b) The terms and provisions of the Notes, the form of which is in Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture, and, to the extent applicable, the Company, the Note Guarantors and the Trustee, by their execution and delivery of this Indenture expressly agree to such terms and provisions and to be bound thereby. Except as otherwise expressly permitted in this Indenture, all Notes shall be identical in all respects. Notwithstanding any differences among them, all Notes issued under this Indenture shall vote and consent together on all matters as one class.

      (c) The Notes may have notations, legends or endorsements as specified in
Section 2.7 or as otherwise required by law, stock exchange rule or DTC rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.

      (d) Notes originally offered and sold to QIBs in reliance on Rule 144A will be issued in the form of one or more Global Notes (each, a "Rule 144A Global Note").

      (e) Notes originally offered and sold outside the United States of America will be issued in the form of one or more Global Notes (each, a "Regulation S Global Note").

      Section 2.2 Execution and Authentication.

      (a) The Notes shall be signed for the Company by manual or facsimile signature by the Chairman of the Board, the President, the Chief Executive Officer or the Chief Financial Officer of the Company. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

      (b) A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note. The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and delivered under this Indenture.

      (c) At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery Notes upon a written order of the Company signed by one Officer of the Company (a "Company Order"). A Company Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

      (d) The Trustee may appoint an agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent.

      (e) In case a Successor Entity has executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Notes authenticated or delivered prior to such transaction may, from time to time, at the request of the Successor Entity, be exchanged for other Notes executed in the name of the Successor Entity with such changes in phraseology and form as may be appropriate, but otherwise identical to the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the Successor Entity, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a Successor Entity pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Notes, such Successor Entity, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

      Section 2.3 Registrar and Paying Agent.

      (a) The Company shall maintain an office or agency in the Borough of Manhattan, City of New York, where Notes may be presented for registration of transfer or for exchange (the "Registrar"), where Notes may be presented or surrendered for payment (the "Paying Agent") and for the service of notices and demands to or upon the Company in respect of the Notes and this Indenture. The Registrar shall keep a register of the Notes and of their transfer and exchange (the "Note Register"). The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

      (b) The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-Registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any Note Guarantor may act as Paying Agent, Registrar, co-Registrar or transfer agent.

      (c) The Company initially appoints the Trustee at its principal corporate trust office in the Borough of Manhattan, City of New York (the "Corporate Trust Office") as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes and this Indenture, until such time as another Person is appointed as such.

      Section 2.4 Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of, or interest on, the Notes and shall notify the Trustee in writing of any Default by the Company or any Note Guarantor in making any such payment. If the Company or any Note Guarantor or an Affiliate of the Company or any Note Guarantor acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this
Section 2.4, the Paying Agent (if other than the Company or a Note Guarantor) shall have no further liability for the money delivered to the Trustee. Upon any proceeding under any Bankruptcy Law with respect to the Company or any Note Guarantor or any Affiliate of the Company or any Note Guarantor, if the Company, a Note Guarantor or such Affiliate is then acting as Paying Agent, the Trustee shall replace the Company, such Note Guarantor or such Affiliate as Paying Agent.

      Section 2.5 _ Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Company shall furnish to the Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

      Section 2.6 Global Note Provisions.

      (a) Each Global Note initially shall: (i) be registered in the name of DTC or the nominee of DTC, (ii) be delivered to the Note Custodian, and (iii) bear the appropriate legend, as set forth in Section 2.7 and Exhibit A. Any Global Note may be represented by more than one certificate. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Note Custodian, as provided in this Indenture.

      (b) Members of, or participants in, DTC ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Note Custodian under such Global Note, and DTC may be treated by the Company, the Trustee, the Paying Agent and the Registrar and any of their agents as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Paying Agent or the Registrar or any of their agents from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of an owner of a beneficial interest in any Global Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

      (c) Except as provided below, owners of beneficial interests in Global Notes will not be entitled to receive Certificated Notes. Certificated Notes shall be issued to all owners of beneficial interests in a Global Note in exchange for such interests if:

                  (i) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Note and a successor depositary is not appointed by the Company within 90 days of such notice or DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered in order to act as depositary,

                  (ii) the Company executes and delivers to the Trustee and
            Registrar an Officers' Certificate stating that such Global Note shall be so exchangeable, or

                  (iii) a Default or Event of Default has occurred and is
            continuing and the Registrar has received a request from DTC.

In connection with the exchange of an entire Global Note for Certificated Notes pursuant to this paragraph (c), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.

      (d) In connection with the exchange of a portion of a Certificated Note for a beneficial interest in a Global Note, the Trustee shall cancel such Certificated Note, and the Company shall execute, and the Trustee shall authenticate and deliver to the exchanging Holder, a new Certificated Note representing the principal amount not so exchanged unless such principal amount is to be exchanged for a beneficial interest in a Global Note pursuant to
Section 2.8(d).

      Section 2.7 Legends.

      (a) Each Global Note shall bear the legend specified therefor in Exhibit A on the face thereof.

      (b) Each Restricted Note shall bear the private placement legend (the "Private Placement Legend") specified therefor in Exhibit A on the face thereof.

      Section 2.8 Transfer and Exchange.

      (a) The following provisions shall apply with respect to any proposed transfer of an interest in a Rule 144A Global Note that is a Restricted Note: If
(1) the owner of a beneficial interest in a Rule 144A Global Note wishes to transfer such interest (or portion thereof) to a Non-U.S. Person pursuant to Regulation S and (2) such Non-U.S. Person wishes to hold its interest in the Notes through a beneficial interest in the Regulation S Global Note, (i) upon receipt by the Note Custodian and Registrar of:

            (A) instructions from the Holder of the Rule 144A Global Note directing the Note Custodian and Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Note equal to the principal amount of the beneficial interest in the Rule 144A Global Note to be transferred, and

            (B) a certificate in the form of Exhibit C from the transferor, and (ii) subject to the rules and procedures of DTC, the Note Custodian and Registrar shall increase the Regulation S Global Note and decrease the Rule 144A Global Note by such amount in accordance with the foregoing.

      (b) If the owner of an interest in a Regulation S Global Note that is a Restricted Note wishes to transfer such interest (or any portion thereof) to a QIB pursuant to Rule 144A, (i) upon receipt by the Note Custodian and Registrar of:

            (A) instructions from the Holder of the Regulation S Global Note directing the Note Custodian and Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Global Note equal to the principal amount of the beneficial interest in the Regulation S Global Note to be transferred, and

            (B) a certificate in the form of Exhibit B duly executed by the transferor,

      and (ii) in accordance with the rules and procedures of DTC, the Note Custodian and Registrar shall increase the Rule 144A Global Note and decrease the Regulation S Global Note by such amount in accordance with the foregoing.

      (c)   Other Transfers.

            (1) If the owner of an interest in a Restricted Note wishes to transfer such interest (or any portion thereof) to an institutional "accredited investor" (within the meaning of Rules 501(a)(1), (2), (3) or
      (7) under the Securities Act), the transferee shall furnish a certificate in the form of Exhibit F and, if such transfer is in respect of an aggregate principal amount of less than $100,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act. Upon receipt of such certificate, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Notes of like tenor and amount and bearing the Private Placement Legend and, if the transferor is transferring an interest in a Global Note, the Note Custodian and Registrar shall decrease such Global Note by such amount in accordance with the foregoing.

            (2) Any transfer of Restricted Notes not described above (other than a transfer of a beneficial interest in a Global Note that does not involve an exchange of such interest for a Certificated Note or a beneficial interest in another Global Note, which must be effected in accordance with applicable law and the rules and procedures of DTC, but is not subject to any procedure required by this Indenture) shall be made only upon receipt by the Registrar of such opinions of counsel, certificates and/or other information reasonably required by and satisfactory to it in order to ensure compliance with the Securities Act or in accordance with Section 2.8(d).

      (d) Use and Removal of Private Placement Legends. Upon the transfer, exchange or replacement of Notes (or beneficial interests in a Global Note) not bearing (or not required to bear upon such transfer, exchange or replacement) a Private Placement Legend, the Note Custodian and Registrar shall exchange such Notes (or beneficial interests) for beneficial interests in a Global Note (or Certificated Notes if they have been issued pursuant to Section 2.6(c)) that does not bear a Private Placement Legend. Upon the transfer, exchange or replacement of Notes (or beneficial interests in a Global Note) bearing a Private Placement Legend, the Note Custodian and Registrar shall deliver only Notes (or beneficial interests in a Global Note) that bear a Private Placement Legend unless:

                  (i) such Notes (or beneficial interests) are exchanged in a
            Registered Exchange Offer;

                  (ii) such Notes (or beneficial interests) are transferred
            pursuant to a Shelf Registration Statement;

                  (iii) such Notes (or beneficial interests) are transferred pursuant to Rule 144 upon delivery to the Registrar of a certificate of the transferor in the form of Exhibit D and an Opinion of Counsel reasonably satisfactory to the Registrar;

                  (iv) such Notes (or beneficial interests) are transferred, replaced or exchanged after the Resale Restriction Termination Date therefor; or

                  (v) in connection with such transfer, exchange or replacement the Registrar shall have received an Opinion of Counsel and other evidence reasonably satisfactory to it, the Company and the Note Guarantors to the effect that neither such Private Placement Legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

The Private Placement Legend on any Note shall be removed at the request of the Holder on or after the Resale Restriction Termination Date therefor. The Holder of a Global Note may exchange an interest therein for an equivalent interest in a Global Note not bearing a Private Placement Legend (other than a Regulation S Global Note) upon transfer of such interest pursuant to any of clauses (i) through (v) of this paragraph (d). The Company and the Note Guarantors shall deliver to the Trustee an Officers' Certificate promptly upon effectiveness, withdrawal or suspension of any Registration Statement.

      (e) Consolidation of Global Notes and Exchange of Certificated Notes for Beneficial Interests in Global Notes. If a Global Note not bearing a Private Placement Legend (other than a Regulation S Global Note) is Outstanding at the time of a Registered Exchange Offer, any interests in a Global Note exchanged in such Registered Exchange Offer shall be exchanged for interests in such Outstanding Global Note.

      (f) Retention of Documents. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this
Article II. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

      (g)   Execution, Authentication of Notes, etc.

                  (i) Subject to the other provisions of this Section 2.8, when
            Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided that any Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges and subject to the other terms and conditions of this Article II, the Company will execute and upon Company Order, the Trustee will authenticate Certificated Notes and Global Notes at the Registrar's or co-Registrar's request. In accordance with the Issue Date Registration Rights Agreement, upon the effectiveness of any Exchange Offer Registration Statement, the Company will execute and upon Company Order, the Trustee will authenticate Exchange Notes or Private Exchange Notes, as the case may be, in exchange for Issue Date Notes. In accordance with a Registration Rights Agreement in respect of Additional Notes, upon the effectiveness of any Exchange Offer Registration Statement in respect of such Additional Notes, the Company will execute and upon Company Order, the Trustee will authenticate Exchange Notes in exchange for such Additional Notes.

                  (ii) No service charge shall be made to a Holder for any
            registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to a Registered Exchange Offer or to Section 3.8, 3.11, 5.1 or 9.5).

                  (iii) The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note for a period beginning: (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (2) on the Record Date for an Interest Payment Date and ending on such Interest Payment Date.

                  (iv) Prior to the due presentation for registration of
            transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such
            Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-Registrar shall be affected by notice to the contrary.

      (h)   No Obligation of the Trustee.

                        (i) The Trustee shall have no responsibility or
                  obligation to any beneficial owner of an interest in a Global Note, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global
                  Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

                        (ii) The Trustee shall have no obligation or duty to
                  monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

      Section 2.9 Mutilated, Destroyed, Lost or Stolen Notes.

      (a) If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall execute and upon Company Order the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an affidavit of loss and indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-Registrar from any loss that any of them may suffer if a
Note is replaced, and, in the absence of notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously Outstanding.

      (b) Upon the issuance of any new Note under this Section 2.9, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

      (c) Every new Note issued pursuant to this Section 2.9 in exchange for any mutilated Note, or in lieu of any destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Company, any Note Guarantor and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

      Section 2.10 Temporary Notes. Until definitive Notes are ready for delivery, the Company may execute and upon Company Order the Trustee will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company will prepare and execute and upon Company Order the Trustee will authenticate definitive Notes. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company will execute and upon Company Order the Trustee will authenticate and make available for delivery in exchange therefor one or more definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Notes.

      Section 2.11 Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of cancelled Notes in accordance with its policy of disposal or return to the Company all Notes surrendered for registration of transfer, exchange, payment or cancellation. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange upon Company Order.

      Section 2.12 Defaulted Interest. When any installment of interest becomes Defaulted Interest, such installment shall forthwith cease to be payable to the Holders in whose names the Notes were registered on the Record Date applicable to such installment of interest. Defaulted Interest (including any interest on such Defaulted Interest) may be paid by the Company, at its election, as provided in clause (a) or (b) below.

      (a) The Company may elect to make payment of any Defaulted Interest (including any interest on such Defaulted Interest) to the Holders in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest (a "Special Record Date"), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as provided in this clause (a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 calendar days and not less than ten calendar days prior to the date of the proposed payment and not less than ten calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, first-class mail, postage prepaid, to each Holder at such Holder's address as it appears in the registration books of the Registrar, not less than ten calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Holders in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

      (b) Alternatively, the Company may make payment of any Defaulted Interest (including any interest on such Defaulted Interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (b), such manner of payment shall be deemed practicable by the Trustee.

      Section 2.13 Additional Notes. The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture, without the consent of the Holders, create and issue pursuant to this Indenture additional notes ("Additional Notes") having terms and conditions set forth in Exhibit A identical to those of the other Outstanding Notes, except that Additional Notes:

                  (i) may have a different issue date from other Outstanding
            Notes;

                  (ii) may have a different amount of interest payable on the first Interest Payment Date after issuance than is payable on other Outstanding Notes;

                  (iii) may have terms specified in the Additional Note Board
            Resolution or Additional Note Supplemental Indenture for such Additional Notes making appropriate adjustments to this Article II and Exhibit A (and related definitions) applicable to such Additional Notes in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) and any registration rights or similar agreement applicable to such Additional Notes, which are not adverse in any material respect to the Holder of any Outstanding Notes (other than such Additional Notes), provided, that no such adjustment shall cause such Additional Notes to constitute, as determined pursuant to an Opinion of Counsel, a different class of securities than the Issue Date Notes for U.S. federal income tax purposes except for Additional Notes that have a separate CUSIP number from other Outstanding Notes pending performance under a Registration Rights Agreement applicable thereto; and

                  (iv) may be entitled to additional interest as provided in
            Section 2.14 not applicable to other Outstanding Notes and may not be entitled to such additional interest applicable to other Outstanding Notes.

      Section 2.14 Additional Interest Under Registration Rights Agreements. Under certain circumstances, the Company may be obligated to pay additional interest to Holders, all as and to the extent set forth in the Issue Date Registration Rights Agreement or any Registration Rights

Agreement applicable to Additional Notes. The terms thereof are hereby incorporated herein by reference and such additional interest is deemed to be interest for purposes of this Indenture.

                                  ARTICLE III
                                   COVENANTS

Section 3.1 Payment of Notes.

      (a) The Company shall pay the principal of and interest (including Defaulted Interest) on the Notes in U.S. Legal Tender on the dates and in the manner provided in the Notes and in this Indenture. Subject to the provisions of
Section 2.12, prior to 10:00 a.m. New York City time on each Interest Payment Date and the Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds U.S. Legal Tender sufficient to make cash payments due on such Interest Payment Date or Maturity Date, as the case may be. If the Company, a Note Guarantor or an Affiliate of the Company or a Note Guarantor is acting as Paying Agent, the Company, such Note Guarantor or such Affiliate shall, prior to 10:00 a.m. New York City time on each Interest Payment Date and the Maturity Date, segregate and hold in trust U.S. Legal Tender sufficient to make cash payments due on such Interest Payment Date or Maturity Date, as the case may be. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent (other than the Company, a Note Guarantor or an Affiliate of the Company or a Note Guarantor) holds in accordance with this Indenture U.S. Legal Tender designated for and sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

      (b) Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

Section 3.2 Maintenance of Office or Agency.

      (a) The Company shall maintain each office or agency required under
Section 2.3. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

      (b) The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

      Section 3.3 Corporate Existence. Subject to Article IV, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

      Section 3.4 Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or for which it or any of them are otherwise liable, or upon the income, profits or property of the Company or any Restricted Subsidiary and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a liability or Lien upon the property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company), are being maintained in accordance with GAAP or where the failure to effect such payment will not be disadvantageous to the Holders.

      Section 3.5 Compliance Certificate. (a) The Company and each Note Guarantor shall deliver to the Trustee within 90 days after the end of each fiscal year of the Company an Officers' Certificate, one of the signers of which is the chief executive, chief financial or chief accounting officer of the Company, that complies with TIA Section 314(a)(4), stating that in the course of the performance by the signers of their duties as Officers of the Company or the Note Guarantor they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company or such Note Guarantor is taking or proposes to take with respect thereto.

      (b) So long as not contrary to the then current generally applicable recommendations of the American Institute of Certified Public Accountants (or any successor organization) or to the generally applicable policies of the Company's independent accountants, the annual Officers' Certificate delivered pursuant to this Section 3.5 to the Trustee shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of the financial statements of the Company for the most recent fiscal year nothing has come to their attention that would lead them to believe that a Default or Event of Default under this Indenture has occurred insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation that would not be disclosed in the course of an audit examination conducted in accordance with GAAP.

      Section 3.6 Further Instruments and Acts. The Company and each Note Guarantor will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper or as the Trustee may reasonably request to carry out more effectively the purpose of this Indenture.

      Section 3.7 Waiver of Stay, Extension or Usury Laws. The Company and each Note Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or such Note Guarantor from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture. The Company and each Note Guarantor hereby expressly waives (to the extent that it may lawfully do so) all benefit or advantage of any such law, and covenants (to the extent that it may lawfully do so) that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

      Section 3.8 Change of Control.

      (a) Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion (in integral multiples of $1,000) of the Holder's Notes at a purchase price equal to one hundred one percent (101%) of the principal amount thereof, plus accrued and unpaid interest thereon through the date of purchase (the "Change of Control Payment").

      (b) Within 20 days following the date upon which the Change of Control occurred, the Company must send, by first-class mail, a Change of Control Offer Notice to each Holder, with a copy to the Trustee, offering to purchase the Notes as described above (a "Change of Control Offer"). The Change of Control Offer Notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by law (the "Change of Control Payment Date").

      (c) On the Change of Control Payment Date, the Company will, to the extent lawful:

            (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

            (2) deposit with the Paying Agent funds in an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

            (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

      (d) If only a portion of a Note is purchased pursuant to a Change of Control Offer, a new Note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made, as appropriate). Notes (or portions thereof) purchased pursuant to a Change of Control Offer will be cancelled and cannot be reissued.

      (e) Holders will not be entitled to require the Company to purchase their Notes in the event of a takeover, recapitalization, leveraged buyout or similar transaction which is not a Change of Control.

      (f) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations in connection with the purchase of Notes in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 3.8, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by doing so.

      (g) The Company is not required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements in this
Section 3.8 made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

      Section 3.9 Limitation on Incurrence of Additional Indebtedness.

      (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness, including Acquired Indebtedness, or permit any Restricted Subsidiary that is not a Note Guarantor to Incur Preferred Stock, except that the Company and any Note Guarantor may Incur Indebtedness, including Acquired Indebtedness if, at the time of and immediately after giving pro forma effect to the Incurrence thereof and the application of the proceeds therefrom, no Default or Event of Default shall have occurred and be continuing and the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0.

      (b) Notwithstanding Section 3.9(a), the Company and its Restricted Subsidiaries may Incur Permitted Indebtedness as provided in the definition thereof.

      (c) For purposes of determining compliance with, and the outstanding principal amount of, any particular Indebtedness Incurred pursuant to and in compliance with this covenant, the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP. Accrual of interest, the accretion or amortization of original issue discount, the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Disqualified Capital Stock or Preferred Stock in the form of additional Disqualified Capital Stock or Preferred Stock with the same terms will not be deemed to be an Incurrence of Indebtedness or Preferred Stock for purposes of this covenant.

      Section 3.10 Limitation on Restricted Payments.

      (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, take any of the following actions (each, a "Restricted Payment"):

            (1) declare or pay any dividend or return of capital or make any distribution on or in respect of shares of Capital Stock of the Company or any Restricted Subsidiary to holders of such Capital Stock, other than:

                  (i) dividends or distributions payable in Qualified Capital Stock of the Company, or

                  (ii) dividends or distributions payable to the Company and/or a Restricted Subsidiary;

            (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Restricted Subsidiary, or any direct or indirect parent of the Company, other than Capital Stock held by the Company or another Restricted Subsidiary;

            (3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, as the case may be, any Subordinated Indebtedness; or

            (4) make any Investment (other than Permitted Investments);

if at the time of the Restricted Payment and immediately after giving effect thereto:

            (A) a Default or an Event of Default shall have occurred and be continuing;

            (B) the Company is not able to Incur at least $1.00 of additional Indebtedness pursuant to Section 3.9(a); or

            (C) the aggregate amount (the amount expended for these purposes, if other than in cash, being the Fair Market Value of the relevant property) of Restricted Payments, including the proposed Restricted Payment, made subsequent to the Issue Date up to the date thereof, less any Investment Return calculated as of the date thereof, shall exceed the sum of:

                  (i) fifty percent (50%) of cumulative Consolidated Net Income or, if cumulative Consolidated Net Income is a loss, minus one hundred percent (100%) of the loss, accrued during the period, treated as one accounting period, beginning on the first full fiscal quarter after the Issue Date to the end of the most recent fiscal quarter for which consolidated financial information of the Company is available;

           plus

                  (ii) one hundred percent (100%) of the aggregate net cash
            proceeds received by the Company from any Person from any:

            (x) (a) contribution to the equity capital of the Company not representing an interest in Disqualified Capital Stock or (b) issuance and sale of Qualified Capital Stock of the Company, in each case, subsequent to the Issue Date, or

            (y) issuance and sale subsequent to the Issue Date (and, in the case of Indebtedness of a Restricted Subsidiary, at such time as it was a Restricted Subsidiary) of any Indebtedness for borrowed money of the Company or any Restricted Subsidiary that has been converted into or exchanged for Qualified Capital Stock of the Company, excluding, in each case, any net cash proceeds:

            (1)   received from a Subsidiary of the Company,

            (2) used to redeem Notes pursuant to paragraph 5 of the Form of Reverse Side of Note contained in Exhibit A, or

            (3)   applied in accordance with Section 3.10(b)(2).

      (b) Notwithstanding the preceding Section 3.10(a), this covenant does not prohibit:

            (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

            (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company,

                  (i) in exchange for Qualified Capital Stock of the Company or

                  (ii) through the application of the net cash proceeds received by the Company from a substantially concurrent sale of Qualified Capital Stock of the Company or a contribution to the equity capital of the Company not representing an interest in Disqualified Capital Stock, in each case not received from a Subsidiary of the Company;

provided, that the value of any such Qualified Capital Stock issued in exchange for such acquired Capital Stock and any such net cash proceeds shall be excluded from Section 3.10(a)(C)(ii) (and were not included therein at any time);

            (3) if no Default or Event of Default shall have occurred and be continuing, the voluntary prepayment, purchase, defeasance, redemption or other acquisition or retirement for value of any Subordinated Indebtedness solely in exchange for, or through the application of net cash proceeds of a substantially concurrent sale, other than to a Subsidiary of the Company, of:

                  (i)   Qualified Capital Stock of the Company or

                  (ii) Refinancing Indebtedness for such Subordinated Indebtedness;

provided, that the value of any Qualified Capital Stock issued in exchange for Subordinated Indebtedness and any net cash proceeds referred to above shall be excluded from Section 3.10(a)(C)(ii) (and were not included therein at any time);

            (4) if no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of Common Stock of the Company or options, warrants or other securities exercisable or convertible into Common Stock of the Company from employees or directors of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment or directorship of the employees or directors, in an aggregate amount not to exceed $1.0 million in any calendar year and $2.5 million in the aggregate;

            (5) with respect to any period after June 30, 2004, so long as the Company qualifies as an S corporation within the meaning of Section 1361 of the Code, distributions to shareholders of the Company in an amount not to exceed the Tax Amount for such period;

            (6) the distribution in the aggregate amount of $13.825 million to be made to shareholders in connection with the sale of the Issue Date Notes; and

            (7) if no Default or Event of Default shall have occurred and be continuing, Restricted Payments not to exceed $5.0 million.

      (c) In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, amounts expended pursuant to Section 3.10(b)(1) (without duplication for the declaration of the relevant dividend), (4), and (7) shall be included in such calculation, and amounts expended pursuant to Section 3.10(b)(2), (3), (5), and (6) shall not be included in such calculation.

      Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

      Section 3.11 Limitation on Asset Sales.

      (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

            (1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of, and

            (2) at least seventy-five percent (75%) of the consideration received for the assets sold by the Company or the Restricted Subsidiary, as the case may be, in the Asset Sale shall be in the form of cash or Cash Equivalents received at the time of such Asset Sale.

      (b) The Company or such Restricted Subsidiary, as the case may be, may apply the Net Cash Proceeds of any such Asset Sale within 360 days thereof to:

            (1) repay secured Indebtedness and Indebtedness under the Bank Credit Facility and, if the Indebtedness repaid is revolving credit Indebtedness, permanently reduce the commitments with respect thereto without Refinancing, or

            (2)   purchase:

                  (i) property, plant or equipment or other long-lived tangible assets to be used by the Company or any Restricted Subsidiary in a Permitted Business, or

                  (ii) Capital Stock of a Person engaged solely in a Permitted
            Business that will become, upon purchase, a Restricted Subsidiary (collectively, "Replacement Assets")

      from a Person other than the Company and its Restricted Subsidiaries.

      (c) To the extent all or a portion of the Net Cash Proceeds of any Asset Sale are not applied within the 360 days of the Asset Sale as described in
Section 3.11(b)(1) or (2), the Company will make an offer to purchase Notes (the "Asset Sale Offer"), at a purchase price equal to one hundred percent (100%) of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, to the date of purchase (the "Asset Sale Offer Amount"). Pursuant to an Asset Sale Offer, the Company shall purchase from all tendering Holders on a pro rata basis, and, at the Company's option, on a pro rata basis with the holders of any other Indebtedness that is not, by its terms, expressly subordinated in right of payments to the Notes and the terms of which require an offer to purchase such other Indebtedness to be made with the proceeds from the sale of assets ("Pari Passu Debt"), that principal amount (or accreted value in the case of Indebtedness issued with original issue discount) of Notes and Pari Passu Debt to be purchased equal to such unapplied Net Cash Proceeds.

      (d) Within 20 days following the 360th day following the date upon which the Asset Sale occurred, the Company must send, by first-class mail, a notice to the record Holders as shown on the Note Register on such 360th day, with a copy to the Trustee, offering to purchase the Notes as described in Section 3.11(c). The Asset Sale Offer shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by law (the "Asset Sale Offer Payment Date"). Upon receiving an Asset Sale Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. The Company may, however, defer an Asset Sale Offer until there is an aggregate amount of unapplied Net Cash Proceeds from one or more Asset Sales equal to or in excess of $5.0 million. At that time, the entire amount of unapplied Net Cash Proceeds, and not just the amount in excess of $5.0 million, shall be applied as required pursuant to this covenant. Pending application in accordance with this covenant, Net Cash Proceeds shall be applied to temporarily reduce revolving credit borrowings which can be reborrowed or invested in Cash Equivalents.

      (e) On the Asset Sale Offer Payment Date, the Company will, to the extent lawful:

            (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Asset Sale Offer;

            (2) deposit with the Paying Agent funds in an amount equal to the Asset Sale Offer Amount in respect of all Notes or portions thereof so tendered; and

            (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

      (f) To the extent Holders of Notes and holders of other Pari Passu Debt, if any, which are the subject of an Asset Sale Offer properly tender Notes or the other Pari Passu Debt in an aggregate amount exceeding the amount of unapplied Net Cash Proceeds, the Company will purchase the Notes and the other Pari Passu Debt on a pro rata basis (based on amounts tendered). If only a portion of a Note is purchased pursuant to an Asset Sale Offer, a new Note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made, as appropriate). Notes (or portions thereof) purchased pursuant to an Asset Sale Offer will be cancelled and cannot be reissued.

      (g) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws in connection with the purchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with this
Section 3.11, the Company shall comply with these laws and regulations and shall not be deemed to have breached its obligations under this Section 3.11 of the Indenture by doing so.

      (h) Upon completion of an Asset Sale Offer, the amount of Net Cash Proceeds will be reset at zero. Accordingly, to the extent that the aggregate amount of Notes and other Indebtedness tendered pursuant to an Asset Sale Offer is less than the aggregate amount of unapplied Net Cash Proceeds, the Company may use any remaining Net Cash Proceeds for general corporate purposes of the Company and its Restricted Subsidiaries.

      (i) In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 4.1, the Successor Entity shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to the deemed sale as if it were an Asset Sale. In addition, the Fair Market Value of properties and assets of the Company or its Restricted Subsidiaries so deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

      (j) If at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any non-cash consideration), the conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant within 360 days of conversion or disposition.

      Section 3.12 Limitation on Ownership and Sale of Capital Stock of Restricted Subsidiaries.

      (a) The Company will not permit any Person other than the Company or another Restricted Subsidiary to, directly or indirectly, own or control any Capital Stock of any Restricted Subsidiary, except for:

            (1) directors' qualifying shares;

            (2) the sale of one hundred percent (100%) of the shares of the Capital Stock of any Restricted Subsidiary held by the Company and its Restricted Subsidiaries to any Person other than the Company or another Restricted Subsidiary effected in accordance with, as applicable, Section
      3.11 and Section 4.1; and

            (3) in the case of a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the issuance by that Restricted Subsidiary of Capital Stock on a pro rata basis to the Company and its Restricted Subsidiaries, on the one hand, and minority shareholders of the Restricted Subsidiary, on the other hand (or on less than a pro rata basis to any minority shareholder if the minority shareholder does not acquire its pro rata amount).

      Section 3.13 Limitation on Designation of Unrestricted Subsidiaries.

      (a) The Company may designate after the Issue Date any Subsidiary of the Company as an "Unrestricted Subsidiary" under this Section 3.13 (a "Designation") only if:

            (1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation and any transactions between the Company or any of its Restricted Subsidiaries and such Unrestricted Subsidiary are in compliance with Section 3.16;

            (2) at the time of and after giving effect to such Designation, the Company could Incur $1.00 of additional Indebtedness pursuant to Section 3.9(a); and

            (3) the Company would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation and treating such Designation as an Investment at the time of Designation) pursuant to Section 3.10(a) (other than a Permitted Investment) in an amount (the "Designation Amount") equal to the amount of the Company's Investment in such Subsidiary on such date.

      (b) Neither the Company nor any Restricted Subsidiary will at any time:

      (1) provide credit support for, subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness);

            (2) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary; or

            (3) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary, except for any non-recourse guarantee given solely to support the pledge by the Company or any Restricted Subsidiary of the Capital Stock of any Unrestricted Subsidiary,

      except:

      (a) in the case of Section 3.13(b) (1) or (2), to the extent treated and permitted as a Restricted Payment or Permitted Investment in accordance with
Section 3.10 and as an Incurrence of Indebtedness permitted under Section 3.9, and

      (b) in the case of Section 3.13(b)(3), to the extent that the ability to declare a default or accelerate the payment, is limited to a default on the obligation or instrument of the Company or a Restricted Subsidiary treated as a Restricted Payment or Permitted Investment and Incurrence of Indebtedness in accordance with clause (a) above.

      (c) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") only if:

            (1) No Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

            (2) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of the Indenture.

      (d) The Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to include the Designation of all of the Subsidiaries of such Subsidiary. All Designations and Revocations must be evidenced by a Board Resolution delivered to the Trustee certifying compliance with the preceding provisions.

      Section 3.14 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

      (a) Except as provided in Section 3.14(b), the Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

            (1) pay dividends or make any other distributions on or in respect of its Capital Stock to the Company or any other Restricted Subsidiary or pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

            (2) make loans or advances to, or Guarantee any Indebtedness or other obligations of, or make any Investment in, the Company or any other Restricted Subsidiary; or

            (3) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

      (b) Section 3.14(a) will not apply to encumbrances or restrictions existing under or by reason of:

            (1) applicable law;

            (2) the Indenture;

            (3) the Bank Credit Facility as in effect on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings thereof; provided, that any amendment, restatement, renewal, replacement or refinancing is not more restrictive with respect to such encumbrances or restrictions than those in existence on the Issue Date;

            (4) customary non-assignment provisions of any contract and customary provisions restricting assignment or subletting in any lease governing a leasehold interest of any Restricted Subsidiary, or any customary restriction on the ability of a Restricted Subsidiary to dividend, distribute or otherwise transfer any asset which secures Indebtedness secured by a Lien, in each case permitted to be Incurred under this Indenture;

            (5) any instrument governing Acquired Indebtedness not Incurred in connection with, or in anticipation or contemplation of, the relevant acquisition, merger or consolidation, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

            (6) restrictions with respect to a Restricted Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of Capital Stock or assets of such Restricted Subsidiary; provided, that such restrictions apply solely to the Capital Stock or assets of such Restricted Subsidiary being sold;

            (7) customary restrictions imposed on the transfer of copyrighted or patented materials; or

            (8) an agreement governing Indebtedness Incurred to Refinance the Indebtedness issued, assumed or Incurred pursuant to an agreement referred to in Section 3.14(b)(5); provided, that such Refinancing agreement is not more restrictive with respect to such encumbrances or restrictions than those contained in the agreement referred to in such clause (5).

      Section 3.15 Limitation on Liens.

      (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Liens of any kind (except for Permitted Liens) against or upon any of their respective properties or assets, whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, unless contemporaneously therewith effective provision is made:

            (1) in the case of the Company or any Restricted Subsidiary other than a Note Guarantor, to secure the Notes and all other amounts due under this Indenture; and

            (2) in the case of a Note Guarantor, to secure such Note Guarantor's Note Guarantee of the Notes and all other amounts due under this Indenture;

in each case, equally and ratably with such Indebtedness (or, in the event that such Indebtedness is Subordinated Indebtedness, prior to such Indebtedness) with a Lien on the same properties and assets securing such Indebtedness for so long as such Indebtedness is secured by such Lien.

      Section 3.16 Limitation on Transactions with Affiliates.

      (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), unless:

            (1) the terms of such Affiliate Transaction are no less favorable than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company;

            (2) in the event that such Affiliate Transaction involves aggregate payments, or transfers of property or services with a Fair Market Value in excess of $2.0 million, the terms of such Affiliate Transaction shall be approved by a majority of the members of the Board of Directors of the Company (including a majority of the disinterested members thereof), the approval to be evidenced by a Board Resolution stating that the Board of Directors has determined that such transaction complies with the preceding provisions; and

            (3) in the event that such Affiliate Transaction involves aggregate payments, or transfers of property or services with a Fair Market Value, in excess of $5.0 million, the Company shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such Affiliate Transaction to the Company and the relevant Restricted Subsidiary (if any) from a financial point of view from an Independent Financial Advisor and file the same with the Trustee.

      (b)   Section 3.16(a) above shall not apply to:

            (1) transactions with or among the Company and any Wholly Owned Restricted Subsidiary or between or among Wholly Owned Restricted Subsidiaries;

            (2) reasonable fees and compensation paid to, and any indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Company or any Restricted Subsidiary as determined in good faith by the Company's Board of Directors;

            (3) any transactions undertaken pursuant to any contractual obligations or rights in existence on the Issue Date as in effect on the Issue Date; and

            (4) any Restricted Payments made in cash or any payments made with Capital Stock of the Company (other than Disqualified Capital Stock) in compliance with Section 3.10.

      (c) Notwithstanding Section 3.16(b) above, payments pursuant to consulting or similar arrangements with a director of the Company or any of its Restricted Subsidiaries shall not exceed an aggregate of $250,000 per annum for any such director unless such payment (i) complies with Section 3.16(a)(1), and
(ii) has been approved by an Independent Director.

      Not later than the date of entering into any Affiliate Transaction, the Company shall deliver to the Trustee an Officers' Certificate certifying that such Affiliate Transaction complies with Section 3.16(a)(1) above.

      Section 3.17 Conduct of Business.

      The Company and its Restricted Subsidiaries will not engage in any businesses other than a Permitted Business.

      Section 3.18 Reports to Holders.

      (a) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes remain Outstanding, the Company will:

            (1) provide the Trustee and the Holders with, and make available to others upon request, the annual reports and information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections within 15 days after the times specified for the filing of the information, documents and reports under such Sections; and

            (2) file with the SEC, to the extent permitted, the information, documents and reports referred to in Section 3.18(a)(1) within the periods specified for such filings under the Exchange Act (whether or not applicable to the Company).

      (b) In addition, at any time when the Company is not subject to or is not current in its reporting obligations under Section 3.18(a)(2), the Company will make available, upon request, to any holder and any prospective purchaser of Notes the information required pursuant to Rule 144A(d)(4) under the Securities Act.

      Section 3.19 Limitation of Sale and Leaseback Transaction.

      (a) The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale and Leaseback Transaction; provided, that the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

            (1) the Company or such Restricted Subsidiary could have Incurred Indebtedness in the amount of the Attributable Indebtedness of such Sale and Leaseback Transaction pursuant to Section 3.9;

            (2) the Company or such Restricted Subsidiary could have Incurred a Lien to secure the Attributable Indebtedness of such Sale and Leaseback Transaction without equally and ratably securing the Notes or the Guarantees pursuant to Section 3.15;

            (3) the net proceeds received by the Company or such Restricted Subsidiary from such Sale and Leaseback Transaction are at least equal to the Fair Market Value of the related assets; and

            (4) the Company applies the proceeds of such Sale and Leaseback Transaction in compliance with Section 3.11.

      Section 3.20 Independent Directors.

      (a) The Company will, at all times beginning 180 days after the date of this Indenture, have at least one Independent Director, other than during one or more periods not in any one case to exceed 90 consecutive days due to the Independent Director's death, disability, resignation or retirement.

      Section 3.21 Payments for Consent.

      (a) Neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any terms or provisions of the Notes, unless the consideration is offered to be paid or agreed to be paid to all Holders of the Notes which so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE IV
                                SUCCESSOR ENTITY

      Section 4.1 Merger, Consolidation and Sale of Assets.

      (a) The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person (whether or not the Company is the surviving or continuing Person), or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's properties and assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries), to any Person unless:

            (1) either:

            (i) the Company shall be the surviving or continuing corporation, or

            (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Successor Entity"):

                  (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia, and

                  (y) shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance and observance of every covenant of the Notes, the Indenture and the Issue Date Registration Rights Agreement on the part of the Company to be performed or observed;

      (2) immediately after giving effect to such transaction and the assumption contemplated by Section 4.1(a)(1)(ii)(y) (including, without limitation, giving effect on a pro forma basis to any Indebtedness, including any Acquired Indebtedness, Incurred or anticipated to be Incurred in connection with or in respect of such transaction), the Company or such Successor Entity, as the case may be:

            (i) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction, and

            (ii) shall be able to Incur at least $1.00 of additional Indebtedness pursuant to Section 3.9(a);

      (3) immediately before and immediately after giving effect to such transaction and the assumption contemplated by Section 4.1(a)(1)(ii)(y) (including giving effect on a pro forma basis to any Indebtedness, including any Acquired Indebtedness, Incurred or anticipated to be Incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing;

      (4) each Note Guarantor (including Persons that become Note Guarantors as a result of the transaction) shall have confirmed by supplemental indenture that its Note Guarantee shall apply for the Obligations of the Successor Entity in respect of this Indenture and the Notes; and

      (5) the Company or the Successor Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if required in connection with such transaction, the supplemental indenture, comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to the transaction have been satisfied.

For purposes of this covenant, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

      (b)   Section 4.1(a)(2)(ii) shall not apply to:

            (1) any transfer of the properties or assets of a Restricted Subsidiary to the Company or to a Note Guarantor;

            (2) any merger of a Restricted Subsidiary into the Company or a Note Guarantor;

            (3) any merger of the Company into a Wholly Owned Restricted Subsidiary created for the purpose of holding the Capital Stock of the Company;

            (4) a merger between the Company and a newly-created Affiliate incorporated solely for the purpose of reincorporating the Company in another State of the United States,

      so long as, in each case the Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

      (c) Upon any consolidation, combination or merger or any transfer of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries in accordance with this covenant, in which the Company is not the continuing corporation, the Successor Entity formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Successor Entity had been named as such. For the avoidance of doubt, compliance with this covenant shall not affect the obligations of the Company (including a Successor Entity, if applicable) under
Section 3.8, if applicable.

      (d) Each Note Guarantor will not, and the Company will not cause or permit any Note Guarantor to, consolidate with or merge into, or sell or dispose of all or substantially all of its assets to, any Person (other than the Company) that is not a Note Guarantor unless:

            (1) such Person (if such Person is the surviving entity) assumes all of the obligations of such Note Guarantor in respect of its Note Guarantee by executing a supplemental indenture and providing the Trustee with an Officers' Certificate and Opinion of Counsel, and such transaction is otherwise in compliance with this Indenture;

            (2) such Note Guarantee is to be released as provided under Section 10.2; or

            (3) such sale or other disposition of substantially all of such Note Guarantor's assets is made in accordance with Section 3.11.

                                    ARTICLE V
                          OPTIONAL REDEMPTION OF NOTES

      Section 5.1 Optional Redemption. The Company may redeem the Notes, at its option, in whole at any time or in part from time to time, subject to the conditions and at the redemption prices specified in paragraph 5 of the Form of Reverse Side of Note contained in Exhibit A.

      Section 5.2 Election to Redeem. The Company shall evidence its election to redeem any Notes pursuant to Section 5.1 by a Board Resolution.

      Section 5.3 Notice of Redemption.

      (a) The Company shall give or cause the Trustee to give notice of redemption, in the manner provided for in Section 11.2, by first-class mail, postage prepaid, at least 30 but not more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed at its registered address. If the Company itself gives the notice, it shall also deliver a copy to the Trustee.

      (b) If either (i) the Company is not redeeming all Outstanding Notes, or (ii) the Company elects to have the Trustee give notice of redemption, then the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date (unless the Trustee is satisfied with a shorter period), an Officers' Certificate requesting that the Trustee select the Notes to be redeemed and/or give notice of redemption and setting forth the information required by Section 5.3(c) (with the exception of the identification of the particular Notes, or portions of the particular Notes, to be redeemed in the case of a partial redemption). If the Company elects to have the Trustee give notice of redemption, the Trustee shall give the notice in the name of the Company and at the Company's expense.

      (c)   All notices of redemption shall state:

            (1) the Redemption Date,

            (2) the redemption price and the amount of any accrued interest payable as provided in Section 5.6,

            (3) whether or not the Company is redeeming all Outstanding Notes,

            (4) if the Company is not redeeming all Outstanding Notes, the aggregate principal amount of Notes that the Company is redeeming and the aggregate principal amount of Notes that will be Outstanding after the partial redemption, as well as the identification of the particular Notes, or portions of the particular Notes, that the Company is redeeming,

            (5) if the Company is redeeming only part of a Note, the notice that relates to that Note shall state that on and after the Redemption Date, upon surrender of that Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount of the Note remaining unredeemed,

            (6) that on the Redemption Date the redemption price and any accrued interest payable to the Redemption Date as provided in Section 5.6 will become due and payable in respect of each Note, or the portion of each Note, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on each Note, or the portion of each Note, to be redeemed, will cease to accrue on and after the Redemption Date,

            (7) the place or places where a Holder must surrender the Holder's Notes for payment of the redemption price, and

            (8) the CUSIP or ISIN number, if any, listed in the notice or printed on the Notes, and that no representation is made as to the accuracy or correctness of such CUSIP or ISIN number.

      Section 5.4 Selection of Notes to Be Redeemed in Part.

      (a) If the Company is not redeeming all Outstanding Notes, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by any other method as the Trustee shall deem fair and appropriate. If a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portions thereof for redemption shall, subject to the preceding sentence, be made by the Trustee only on a pro rata basis, or on as nearly a pro rata basis as is practicable (subject to the procedures of DTC) unless the method is otherwise prohibited. No Notes of a principal amount of $1,000 or less shall be redeemed in part and Notes of a principal amount in excess of $1,000 may be redeemed in part in multiples of $1,000 only.

      (b) Notice of any redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. If Notes are to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof (if any) will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interest in a Global Note will be made, as appropriate).

      (c) The Company will pay the redemption price for any Note together with accrued and unpaid interest thereon through the Redemption Date. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to this Indenture.

      Section 5.5 Deposit of Redemption Price. Prior to 10:00 a.m. New York City time on the relevant Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as Paying Agent, segregate and hold in trust as provided in

Section 2.4) an amount of money in immediately available funds sufficient to pay the redemption price of, and accrued interest on, all the Notes that the Company is redeeming on that date.

      Section 5.6 Notes Payable on Redemption Date. If the Company, or the Trustee on behalf of the Company, gives notice of redemption in accordance with this Article V, the Notes, or the portions of Notes, called for redemption, shall, on the Redemption Date, become due and payable at the redemption price specified in the notice (together with accrued interest, if any, to the Redemption Date), and from and after the Redemption Date (unless the Company shall default in the deposit of the redemption price and accrued interest pursuant to Section 5.5) the Notes or the portions of Notes shall cease to bear interest. Upon surrender of any Note for redemption in accordance with the notice, the Company shall pay the Notes at the redemption price, together with accrued interest, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date). If the Company shall fail to pay any Note called for redemption upon its surrender for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

      Section 5.7 Unredeemed Portions of Partially Redeemed Note. Upon cancellation of a Note that is to be redeemed in part, the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of the Note at the expense of the Company, a new Note or Notes, of any authorized denomination as requested by the Holder, in an aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Note surrendered, provided that each new Note will be in a principal amount of $1,000 or integral multiple of $1,000 (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made, as appropriate).

                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

      Section 6.1 Events of Default.

      (a)   The following are "Events of Default":

            (1) default in the payment when due of the principal of or premium, if any, on any Notes, including the failure to make a required payment to purchase Notes tendered pursuant to an optional redemption, Change of Control Offer or an Asset Sale Offer;

            (2) default for 30 days or more in the payment when due of interest on any Notes (including liquidated damages payable under a Registration Rights Agreement);

            (3) the failure to perform or comply with any of the provisions described in Section 3.8, Section 3.11 or Section 4.1;

            (4) the failure by the Company or any Restricted Subsidiary to comply with any other covenant or agreement contained in the Indenture or in the Notes for 30 days or more after written notice to the Company from the Trustee or the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Outstanding Notes;

            (5) default by the Company or any Restricted Subsidiary under any Indebtedness which:

            (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of any applicable grace period provided in such Indebtedness on the date of such default; or

            (b) results in the acceleration of such Indebtedness prior to its Stated Maturity;

      and the principal or accreted amount of Indebtedness covered by (a) or (b) at the relevant time aggregates $5.0 million or more;

            (6) failure by the Company or any of its Restricted Subsidiaries to pay one or more final judgments against any of them which are not covered by adequate insurance by a solvent insurer of national or international reputation which has acknowledged its obligations in writing, aggregating $5.0 million or more, which judgment(s) are not paid, discharged or stayed for a period of 60 days or more;

            (7) a Bankruptcy Law Event of Default; or

            (8) except as permitted by this Indenture, any Note Guarantee is held to be unenforceable or invalid in a judicial proceeding or ceases for any reason to be in full force and effect or any Note Guarantor, or any Person acting on behalf of any Note Guarantor, denies or disaffirms such Note Guarantor's obligations under its Note Guarantee.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

      (b) The Company shall deliver to the Trustee upon becoming aware of any Default or Event of Default written notice in the form of an Officers' Certificate of any Default or Event of Default, their status and what action the Company proposes to take in respect thereof.

      Section 6.2 Acceleration.

      (a) If an Event of Default (other than an Event of Default specified in Section 6.1(a)(7) with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least twenty-five percent (25%) in principal amount of Outstanding Notes may declare the unpaid principal of (and premium, if any) and accrued and unpaid interest on all the Notes to be immediately due and payable by notice in writing to the Company and the Trustee specifying the Event of Default and that it is a "notice of acceleration." If an Event of Default specified in Section 6.1(a)(7) occurs with respect to the Company, then the unpaid principal of (and premium, if any) and accrued and unpaid interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

      (b) At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph (a), the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

            (1) if the rescission would not conflict with any judgment or decree;

            (2) if all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration;

            (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

            (4) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances.

      No rescission shall affect any subsequent Default or impair any rights relating thereto.

      Section 6.3 Other Remedies.

      (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

      (b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

      Section 6.4 Waiver of Past Defaults.

      The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under this Indenture, and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any Notes.

      Section 6.5 Control by Majority. The Holders of a majority in principal amount of the Outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. Subject to Sections 7.1 and 7.2, however, the Trustee may refuse to follow any direction that conflicts with law or this Indenture; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

      Section 6.6 Limitation on Suits. No Holder of any Notes will have any right to institute any proceeding with respect to this Indenture or for any remedy hereunder, unless:

      (a) such Holder gives to the Trustee written notice of a continuing Event of Default;

      (b) Holders of at least twenty-five percent (25%) in principal amount of the then Outstanding Notes make a written request to pursue the remedy;

      (c) such Holders of the Notes provide to the Trustee indemnity satisfactory to it;

      (d) the Trustee does not comply within 60 days; and

      (e) during such 60-day period the Holders of a majority in principal amount of the Outstanding Notes do not give the Trustee a written direction which, in the opinion of the Trustee, is inconsistent with the request;

provided, that a Holder of a Note may institute suit for enforcement of payment of principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

      Section 6.7 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture (including Section 6.6), the right of any Holder to receive payment of principal of or interest on the Notes held by such Holder, on or after the respective due dates, Redemption Dates or repurchase date expressed in this Indenture or the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

      Section 6.8 Collection Suit by Trustee. If an Event of Default specified in Section 6.1(a)(1) and (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company and each Note Guarantor for the whole amount then due and owing (together with applicable interest on any overdue principal and, to the extent lawful, interest on overdue interest) and the amounts provided for in Section 7.7.

      Section 6.9 Trustee May File Proofs of Claim, etc.

      (a) The Trustee may (irrespective of whether the principal of the Notes is then due):

                  (i) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders under this Indenture and the Notes allowed in any bankruptcy, insolvency, liquidation or other judicial proceedings relative to the Company, any Note Guarantor or any Subsidiary of the Company or their respective creditors or properties; and

                  (ii) collect and receive any moneys or other property payable or deliverable in respect of any such claims and distribute them in accordance with this Indenture.

      Any receiver, trustee, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due to the Trustee pursuant to Section 7.7.

      (b) Nothing in this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

      Section 6.10 Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

      FIRST: to the Trustee for amounts due under Section 7.7;

      SECOND: if the Holders proceed against the Company directly without the Trustee in accordance with this Indenture, to Holders for their collection costs;

      THIRD: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

      FOURTH: to the Company or, to the extent the Trustee collects any amount pursuant to Article X from any Note Guarantor, to such Note Guarantor, or to such party as a court of competent jurisdiction shall direct.

The Trustee may, upon notice to the Company, fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

      Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than ten percent (10%) in principal amount of Outstanding Notes.

                                   ARTICLE VII
                                     TRUSTEE

      Section 7.1 Duties of Trustee.

      (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

      (b) Except during the continuance of a Default or an Event of Default:

            (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

      (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (1) this paragraph (c) does not limit the effect of Section 7.1(b);

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.2, 6.4 or 6.5.

      (d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

      (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

      (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

      (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VII and to the provisions of the TIA.

      (h) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

      (i) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

      Section 7.2 Rights of Trustee. Subject to Section 7.1:

      (a) The Trustee may conclusively rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

      (b) Before the Trustee acts or refrains from acting at the direction of the Company, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers' Certificate or Opinion of Counsel.

      (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

      (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

      (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability with respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

      (f) If the Trustee shall determine, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

      (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

      (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

      (i) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

      Section 7.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, the Note Guarantors or any of their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

      Section 7.4 Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

      Section 7.5 Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Responsible Officer has actual knowledge thereof, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Holders.

      Section 7.6 Reports by Trustee to Holders. The Trustee shall comply with TIA Section 313. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any desisting thereof.

      Section 7.7 Compensation and Indemnity.

      (a) The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts.

      (b) The Company and the Note Guarantors shall jointly and severally indemnify the Trustee against any and all loss, damage, claim liability, expense (including reasonable attorneys' fees and expenses) and taxes (other than those measured by or determined by the income of the Trustee) incurred by it without negligence, willful misconduct or bad faith on its part in connection with the acceptance and administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending itself against any claims (whether asserted by any Holder, the Company, any Note Guarantor or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own negligence, willful misconduct or bad faith.

      (c) To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes. The Trustee's right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or Indebtedness of the Company.

      (d) The Company's payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Bankruptcy Law Event of Default specified in Section 6.1(a)(7), the expenses are intended to constitute expenses of administration under any Bankruptcy Law; provided, however, that this shall not affect the Trustee's rights as set forth in this
Section 7.7 or Section 6.10.

      Section 7.8 Replacement of Trustee.

      (a) The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Outstanding Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee reasonably acceptable to the Company. The Company shall remove the Trustee if:

            (1) the Trustee fails to comply with Section 7.10;

            (2) the Trustee is adjudged bankrupt or insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee otherwise becomes incapable of acting.

      (b) If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Outstanding Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

      (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

      (d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of ten percent (10%) in principal amount of the Outstanding Notes may petition, at the Company's expense, any court of competent jurisdiction for the appointment of a successor Trustee.

      (e) If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      (f)   Notwithstanding the replacement of the Trustee pursuant to this
Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

      Section 7.9 Successor Trustee by Merger.

      (a) If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

      (b) In case at the time such successor or successors to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

      Section 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

      Section 7.11 Preferential Collection of Claims Against the Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE VIII
                       DEFEASANCE; DISCHARGE OF INDENTURE

      Section 8.1 Legal Defeasance and Covenant Defeasance.

      (a) The Company may, at its option and at any time, elect to have its obligations discharged with respect to the Outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes on the 91st day after the deposit specified in clause (1) of Section 8.2, except for:

                  (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on such Notes when the payments are due,

                  (ii) the Company's obligations with respect to such Notes
            under Article II and Section 3.2,

                  (iii) the rights, powers, trusts, duties and immunities of the
            Trustee hereunder and the Company's obligations in connection therewith, and

                  (iv) this Article VIII.

      (b) In addition, the Company may, at its option and at any time, elect to have its obligations released with respect to certain covenants that are described in this Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event or Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described in Section 6.1 will no longer constitute an Event of Default with respect to the Notes.

      Section 8.2 Conditions to Defeasance. In order for the Company to exercise either Legal Defeasance or Covenant Defeasance:

            (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, certain direct non-callable obligations of, or guaranteed by, the United States, or a combination thereof, in such amounts as will be sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

            (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee and independent of the Company to the effect that:

            (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

            (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

      in either case to the effect that, and based thereon such Opinion of Counsel shall state that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee and independent of the Company to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (4) no Default or Event of Default shall have occurred and be continuing on the date of the deposit pursuant to Section 8.2(1) (except any Default or Event of Default resulting from the failure to comply with
      Section 3.9 as a result of the borrowing of the funds required to effect such deposit) and, insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit, and the Trustees shall have received Officers' Certificates to such effect on the date of such deposit and, in the case of Legal Defeasance, on such 91st day;

            (5) the Trustee shall have received an Officers' Certificate stating that such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

            (6) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or any Subsidiary of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

            (7) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

            (8) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

            (9) the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee and independent of the Company to the effect that the trust resulting from the deposit does not constitute an investment company under the Investment Company Act of 1940.

      Section 8.3 Application of Trust Money. The Trustee shall hold in trust U.S. Legal Tender or U.S. Government Obligations, together with earnings thereon deposited with it pursuant to this Article VIII. It shall apply the deposited money and the U.S. Legal Tender from U.S. Government Obligations, together with earnings thereon, through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes. The U.S.

Legal Tender or U.S. Government Obligations so held in trust and deposited with the Trustee in compliance with Section 8.2 shall not be part of the trust estate under this Indenture, but shall constitute a separate trust fund for the benefit of all Holders entitled thereto.

      Section 8.4 Repayment to the Company.

      (a) The Trustee and the Paying Agent shall promptly turn over to the Company, or if deposited with the Trustee by any Note Guarantor, to such Note Guarantor, upon request any excess money or securities held by them upon payment of all the obligations under this Indenture.

      (b) Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company or any Note Guarantor, as the case may be, upon request, any money held by them for the payment of principal of, premium or interest on the Notes that remains unclaimed for two years, and, thereafter, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

      Section 8.5 Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

      Section 8.6 Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the obligations of the Company and each Note Guarantor under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this
Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company or the Note Guarantors, as the case may be, have made any payment of principal of, premium or interest on any Notes because of the reinstatement of its obligations, the Company or the Note Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

      Section 8.7 Satisfaction and Discharge. This Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all Outstanding Notes when:

      (a)   either:

            (1) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation, or

            (2) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable, and the Company has irrevocably deposited or caused to be deposited with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient without reinvestment to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to maturity or redemption, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment;

      (b) the Company has paid all other sums payable under this Indenture and the Notes by the Company; and

      (c) the Company has delivered to the Trustee an Officers' Certificate stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

                                   ARTICLE IX
                                   AMENDMENTS

      Section 9.1 Without Consent of Holders.

      (a) The Company, the Note Guarantors and the Trustee, without the consent of the Holders, may amend this Indenture or the Notes for the purposes specified below:

            (1) to cure any ambiguity, omission, defect or inconsistency;

            (2) to comply with Article IV in respect of the assumption by a Successor Entity of the obligations of the Company under the Notes and this Indenture;

            (3) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;

            (4) to add guarantees with respect to the Notes or to secure the Notes;

            (5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

            (6) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA;

            (7) to make any change that does not, in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect (it being understood that the Trustee will be entitled to rely on such evidence it deems appropriate in formulating this opinion, including an Opinion of Counsel and Officer's Certificate);

            (8) to provide for the issuance of the Exchange Notes and Private Exchange Notes, which will have terms substantially identical to the other Outstanding Notes except for the requirement of a Private Placement Legend and related transfer restrictions under the Securities Act and this Indenture and as to the applicability of additional interest payable as provided in Section 2.14, and which will be treated, together with any other Outstanding Notes, as a single issue of securities; or

            (9) to provide for the issuance of Additional Notes as permitted by Sections 2.2(c) and 2.13, which will have terms substantially identical to the other Outstanding Notes except as specified in Section 2.13 or 2.14, and which will be treated, together with any other Outstanding Notes, as a single issue of securities.

      (b) After an amendment or supplement under this Section 9.1 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment or supplement. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section 9.1.

      Section 9.2 With Consent of Holders.

      (a) The Company, the Note Guarantors and the Trustee may amend or supplement this Indenture or the Notes without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Subject to Section 6.4, the Holder or Holders of a majority in aggregate principal amount of the Outstanding Notes may waive compliance by the Company with any provision of this Indenture or the Notes without notice to any other Holder. However, without the consent of each Holder affected, an amendment, supplement or waiver may not:

            (1) reduce the amount of Notes whose Holders must consent to an amendment or waiver;

            (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including Defaulted Interest, on any Notes;

            (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption, or reduce the redemption price therefor;

            (4) make any Notes payable in money other than that stated in the Notes;

            (5) make any change in the provisions of this Indenture entitling each Holder to receive payment of principal of, premium, if any, and interest on such Notes on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

            (6) amend, change or modify any obligation of the Company to make and consummate a Change of Control Offer in respect of a Change of Control that has occurred or make and consummate an Asset Sale Offer with respect to any Asset Sale;

            (7) eliminate or modify in any manner the Note Guarantor's obligations with respect to its Note Guarantee, which adversely affects Holders, except as contemplated in this Indenture; or

            (8) subordinate the Notes or any Note Guarantee in right of payment to any other Obligation of the Company or any Note Guarantor.

      (b) It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

      (c) After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment, supplement or waiver. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment, supplement or waiver under this Section 9.2.

      Section 9.3 Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

      Section 9.4 Revocation and Effect of Consents and Waivers.

      (a) A consent to an amendment or a supplement or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment, a supplement or waiver becomes effective. After an amendment, a supplement or waiver becomes effective, it shall bind every Holder. An amendment, a supplement or waiver shall become effective upon receipt by the Trustee of the requisite number of written consents under Section 9.2.

      (b) The Company may, but shall not be obligated to, fix a record date, which need not be the date provided in 316(c) of the TIA to the extent it would otherwise be applicable, for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 90 days after such record date or, if none is set, after the date given.

      Section 9.5 Notation on or Exchange of Notes. If an amendment or a supplement changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note will execute and upon Company Order the Trustee will authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment or supplement.

      Section 9.6 Trustee to Sign Amendments or Supplements. The Trustee shall sign any amendment or supplement authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment or supplement, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Sections 7.1 and 7.2) shall be fully protected in relying upon, such evidence as it deems appropriate, including solely on an Opinion of Counsel stating that such amendment or supplement is authorized or permitted by this Indenture.

                                    ARTICLE X
                                 NOTE GUARANTEES

      Section 10.1 Note Guarantees.

      (a) Each Note Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Note Guarantor, to each Holder and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Obligations (such guaranteed Obligations, the "Guaranteed Obligations"). Each Note Guarantor further agrees (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article X notwithstanding any extension or renewal of any Obligation. Each Note Guarantor hereby agrees to pay, in addition to the amounts stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under any Note Guarantee.

      (b) Each Note Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Note Guarantor waives notice of any default under the Notes or the Obligations. The obligations of each Note Guarantor hereunder shall not be affected by (i) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (v) the failure of any Holder to exercise any right or remedy against any other Note Guarantor; or (vi) any change in the ownership of the Company.

      (c) Each Note Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Obligations.

      (d) The obligations of each Note Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Note Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Note Guarantor or would otherwise operate as a discharge of such Note Guarantor as a matter of law or equity.

      (e) Each Note Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

      (f) In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against each Note Guarantor by virtue hereof, upon the failure of the Company to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Note Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of:

      (i) the unpaid amount of such Obligations then due and owing; and

      (ii) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law).

      (g) Each Note Guarantor further agrees that, as between such Note Guarantor, on the one hand, and the Holders, on the other hand:

      (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby; and

      (ii) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Note Guarantor for the purposes of its Note Guarantee.

      Section 10.2 Limitation on Liability; Termination, Release and Discharge.

      (a) The obligations of each Note Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Note Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Note Guarantor in respect of the obligations of such other Note Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Note Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under U.S. federal or state law.

      (b) A Note Guarantor will be released and relieved of its obligations under its Note Guarantee in the event:

            (1) there is a Legal Defeasance of the Notes as described in Section 8.1;

            (2) there is a sale or other disposition of Capital Stock of such Note Guarantor following which such Note Guarantor is no longer a direct or indirect Subsidiary of the Company; or

            (3) such Note Guarantor is designated as an Unrestricted Subsidiary in accordance with Section 3.13;

provided, that the transaction pursuant to which a Note Guarantor is released and relieved of its obligations under its Note Guarantee is carried out pursuant to and in accordance with any other applicable provisions of this Indenture.

      Section 10.3 Right of Contribution. Each Note Guarantor that makes a payment or distribution under a Note Guarantee will be entitled to a contribution from each other Note Guarantor in a pro rata amount, based on the net assets of each Note Guarantor determined in accordance with GAAP. The provisions of this Section 10.3 shall in no respect limit the obligations and liabilities of each Note Guarantor to the Trustee and the Holders and each Note Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Note Guarantor hereunder.

      Section 10.4 No Subrogation. Each Note Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations until payment in full in cash of all Obligations. If any amount shall be paid to any Note Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full in cash, such amount shall be held by such Note Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Note Guarantor, and shall, forthwith upon receipt by such Note Guarantor, be turned over to the Trustee in the exact form received by such Note Guarantor (duly endorsed by such Note Guarantor to the Trustee, if required), to be applied against the Obligations.

      Section 10.5 Additional Note Guarantees; Opinion of Counsel.

      (a) The Company will cause any Person that shall become a Domestic Restricted Subsidiary (including upon a Revocation of the Designation of a Subsidiary as an Unrestricted Subsidiary) after the date hereof (an "Additional Note Guarantor") to concurrently, and in no event later than 10 days from the date that such Person becomes a Domestic Restricted Subsidiary, grant a guarantee (an "Additional Note Guarantee") of the Company's obligations under this Indenture, any applicable Registration Rights Agreement and the Notes to the same extent that any existing Note Guarantors have guaranteed the Company's obligations under this Indenture, the Issue Date Registration Rights Agreement and the Notes by executing a Supplemental Indenture substantially in the form of Exhibit E; provided, however, that the foregoing shall not apply to any subsidiary which has been properly designated an Unrestricted Subsidiary pursuant to Section 3.13 for so long as such subsidiary continues to constitute an Unrestricted Subsidiary; and provided, further, however, that each Additional Note Guarantor will be automatically and unconditionally released and discharged from its obligations under such Additional Note Guarantee only in accordance with Section 10.2.

      (b) On the date on which any Domestic Restricted Subsidiary shall become a Note Guarantor pursuant to Section 10.5(a), the Company shall deliver to the Trustee an Opinion of Counsel to the effect that the Supplemental Indenture executed and delivered on such date by such Note Guarantor has been duly authorized, executed and delivered by such Additional Note Guarantor, and constitutes the legal, valid and binding obligation of such Additional Note Guarantor, enforceable against such Additional Note Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity.

                                   ARTICLE XI
                                  MISCELLANEOUS

      Section 11.1 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

      Section 11.2 Notices.

      (a) Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

            if to the Company or the Note Guarantors:

            Coleman Cable, Inc.
            1530 Shields Drive
            Waukegan, Illinois 60085
            Attention:  Chief Financial Officer

            if to the Trustee:

            Deutsche Bank Trust Company Americas
            Trust and Securities Services
            222 South Riverside Plaza, 24th Floor
            Chicago, Illinois 60606

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

      (b) Any notice or communication mailed to a registered Holder shall be mailed to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

      (c) Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

      (d) Any notice or communication delivered to the Company under the provisions herein shall constitute notice to the Note Guarantors.

      Section 11.3 Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture, the Notes or the Note Guarantees. The Company, the Note Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

      Section 11.4 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

            (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

      Section 11.5 Statements Required in Certificate or Opinion. Each certificate or opinion, including any Opinion of Counsel, with respect to compliance with a covenant or condition provided for in this Indenture shall include:

            (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

      In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers' Certificate or on certificates of public officials.

      Section 11.6 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

      Section 11.7 Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York City. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

      Section 11.8 Governing Law; Waiver of Jury Trial; etc.

      (a) THIS INDENTURE (INCLUDING EACH NOTE GUARANTEE) AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE PARTIES HERETO EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS INDENTURE, EACH NOTE GUARANTEE OR THE NOTES OR ANY TRANSACTION RELATED HERETO OR THERETO.

      (b) The Company and each Note Guarantor hereby:

                  (i) agrees that any suit, action or proceeding against it
            arising out of or relating to this Indenture (including the Note Guarantees) or the Notes, as the case may be, may be instituted in any Federal or state court sitting in The City of New York,

                  (ii) waives to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum,

                  (iii) irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding,

                  (iv) agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding may be enforced in the courts of the jurisdiction of which it is subject by a suit upon judgment, and

                  (v) agrees that service of process by mail to the addresses specified herein shall constitute personal service of such process on it in any such suit, action or proceeding.

      (c) Nothing in this Section 11.8 shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law.

      Section 11.9 No Recourse Against Others. An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company or any Note Guarantor shall not have any liability for any obligations of the Company under the Notes, this Indenture or the Note Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

      Section 11.10 Successors. All agreements of the Company and the Note Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

      Section 11.11 Duplicate and Counterpart Originals. The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture. This Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

      Section 11.12 Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 11.13 Qualification of Indenture. The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Issue Date Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees and expenses for the Company, the Note Guarantors, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

      Section 11.14 Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

      IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                               COLEMAN CABLE, INC.

                               By: /s/ G. Gary Yetman
                                   ----------------------
                                   Name: G. Gary Yetman
                                   Title: President and Chief Executive Officer

                               BARON WIRE & CABLE CORP.
                               CCI ENTERPRISES, INC.
                               CCI INTERNATIONAL, INC.
                               LAKESIDE DRIVE ASSOCIATES, INC.
                               OSWEGO WIRE INCORPORATED
                               THE DEKALB WORKS COMPANY

                               By: /s/ G. Gary Yetman
                                   ---------------------
                                   Name:  G. Gary Yetman
                                   Title: President and Chief Executive Officer

                               DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

                               By: /s/ George F. Kubin
                                   ----------------------
                                   Name: George F. Kubin
                                   Title: Vice President

                                                                       EXHIBIT A

                                  FORM OF NOTE

[Include the following legend for Global Notes only:

"THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."]

[Include the following Private Placement Legend on all Notes that are Restricted Notes:]

[THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT: (A) SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY: (i)(a) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE

SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR")) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL AND OTHER CERTIFICATIONS AND DOCUMENTS IF THE ISSUER SO REQUESTS), (ii) TO THE ISSUER, OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND IN EACH CASE SUBJECT TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THIS SECURITY BY THE HOLDER OR BY ANY INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL; AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE. THIS SECURITY MAY NOT BE ACQUIRED OR HELD WITH THE ASSETS OF (I) AN "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")) THAT IS SUBJECT TO ERISA,
(II) A "PLAN" DESCRIBED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF1986, AS AMENDED (THE "CODE"), (III) ANY ENTITY DEEMED TO HOLD "PLAN ASSETS" OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT PLAN'S OR PLAN'S INVESTMENT IN SUCH ENTITY, OR (IV) A GOVERNMENTAL PLAN OR CHURCH PLAN SUBJECT TO APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE, UNLESS THE ACQUISITION AND HOLDING OF THIS SECURITY BY THE PURCHASER OR TRANSFEREE, THROUGHOUT THE PERIOD THAT IT HOLDS THIS SECURITY, ARE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS UNDER ERISA AND SECTION 4975 OF THE CODE OR ANY PROVISIONS OF SIMILAR LAW, AS APPLICABLE, PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS. BY ITS ACQUISITION OR HOLDING OF THIS SECURITY, EACH PURCHASER AND TRANSFEREE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE FOREGOING REQUIREMENTS HAVE BEEN SATISFIED.]

                               COLEMAN CABLE, INC.

                          9-7/8% SENIOR NOTES DUE 2012

                                                   Principal Amount $120,000,000
                                     as revised by the Schedule of Increases and
                                        Decreases in Global Note attached hereto

No.: [___]

                                                             CUSIP NO. 193459AA2
                                                              ISIN NO. U19339AA5

      Coleman Cable, Inc., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of One Hundred Twenty Million Dollars ($120,000,000), as revised by the Schedule of Increases and Decreases in Global Note attached hereto, on October 1, 2012.

   Interest Payment Dates: April 1 and October 1

   Record Dates:  March 15 and September 15

                         [Intentionally left blank]

      Additional provisions of this Note are set forth on the other side of this Note.

                                                     COLEMAN CABLE, INC.

                                                     By: ______________________
                                                         Name:
                                                         Title:

Dated:  September 28, 2004

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      Deutsche Bank Trust Company Americas, as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:   __________________________________
      Authorized Signatory

Date: __________________________________

                                   GUARANTEES

      Each Note Guarantor listed below hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Note Guarantor, to each Holder and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of principal and interest and other Guaranteed Obligations with respect to the Company's $120,000,000 principal amount of 9-7/8% Senior Notes due 2012 in accordance with the terms set forth in the Indenture. Each Note Guarantor further agrees (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Guarantee notwithstanding any extension or renewal of any Obligation. Each Note Guarantor hereby agrees to pay, in addition to the amounts stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under any Note Guarantee.

      Each Note Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Note Guarantor waives notice of any default under the Notes or the Obligations. The obligations of each Note Guarantor hereunder shall not be affected by (i) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under the Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (v) the failure of any Holder to exercise any right or remedy against any other Note Guarantor; or (vi) any change in the ownership of the Company.

      Each Note Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Obligations.

      THE TERMS OF ARTICLE X OF THE INDENTURE ARE INCORPORATED HEREBY BY REFERENCE.

      This Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which these guarantees are noted shall have been executed by the Trustee under the Indenture by the manual signature of an authorized officer.

      Capitalized terms used herein have the meanings given in the Indenture.

                                                NOTE GUARANTORS:

                                                BARON WIRE & CABLE CORP.
                                                CCI ENTERPRISES, INC.
                                                CCI INTERNATIONAL, INC.
                                                LAKESIDE DRIVE ASSOCIATES, INC.
                                                OSWEGO WIRE INCORPORATED
                                                THE DEKALB WORKS COMPANY

                                                By: ____________________________
                                                    Name:
                                                    Title:

Date: September 28, 2004

                                (REVERSE OF NOTE)

                          9-7/8% SENIOR NOTES DUE 2012

1.    Interest.

      Coleman Cable, Inc., a Delaware corporation (such corporation, and its successors and assigns under this Indenture hereinafter referred to as the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above.

      The Company will pay interest semiannually in arrears on each Interest Payment Date of each year commencing April 1, 2005. Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from and including the Issue Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The redemption of Notes with unpaid and accrued interest to the Redemption Date will not affect the right of Holders of record on a record date to receive interest due on an interest payment date.

      The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and, to the extent such payments are lawful, interest on overdue installments of interest ("Defaulted Interest") without regard to any applicable grace periods at the rate of two percent (2.0%) per annum in excess of the rate shown on this Note, as provided in the Indenture.

2.    Method of Payment.

      Prior to 10:00 a.m. New York City time on the date on which any principal of or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest. The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the Record Date preceding the Interest Payment Date even if Notes are canceled, repurchased or redeemed after the Record Date and on or before the relevant Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in U.S. Legal Tender.

      Payments in respect of Notes represented by a Global Note (including principal and interest) will be made by the transfer of immediately available funds to the accounts specified by DTC. The Company will make all payments in respect of a Certificated Note (including principal and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.    Paying Agent and Registrar.

      Initially, Deutsche Bank Trust Company Americas (the "Trustee"), will act as Trustee, Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-Registrar without notice to any Holder. The Company or any Note Guarantor may act as Paying Agent, Registrar or co-Registrar.

4.    Indenture; Guarantees.

      The Company issued the Notes under an Indenture, dated as of September 28, 2004 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as amended or supplemented from time to time.

      The Notes are general unsecured obligations of the Company unlimited in aggregate principal amount, of which $120,000,000 in aggregate principal amount will be initially issued on the Issue Date. All Notes will be treated as a single class of securities under this Indenture.

      The Indenture imposes certain limitations on, among other things, the ability of the Company and its Restricted Subsidiaries to: Incur Indebtedness, make Restricted Payments, incur Liens, make Asset Sales, enter into transactions with Affiliates, or consolidate or merge or transfer or convey all or substantially all of the Company's and its Restricted Subsidiaries' assets.

      To guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Company under this Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, each Note Guarantor and each future Domestic Restricted Subsidiary will unconditionally guarantee, jointly and severally, such obligations pursuant to the terms of the Indenture. Each Note Guarantee will be subject to release as provided in the Indenture.

5.    Redemption.

      Optional Redemption. Except as stated below, the Company may not redeem the Notes prior to October 1, 2008. The Company may redeem the Notes, at its option, in whole at any time or in part from time to time, on and after October 1, 2008, at the following redemption prices, expressed as percentages of the principal amount thereof, if redeemed during the twelve-month period commencing on October 1 of any year set forth below:

YEAR                               PERCENTAGE
----                               ----------
2008                               104.9375%
2009                               102.4688%
2010 and thereafter                100.0000%

      Optional Redemption upon Public Equity Offerings. At any time, or from time to time, prior to October 1, 2007, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem in the aggregate up to thirty-five percent (35%) of the aggregate principal amount of the Notes originally issued at a redemption price equal to 109.875% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of redemption; provided, that:

            (1) after giving effect to any such redemption at least sixty-five percent (65%) of the aggregate principal amount of the Notes issued remains Outstanding; and

            (2) the Company shall make such redemption not more than 60 days after the consummation of such Public Equity Offering.

      "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement (other than a registration statement filed on Form S-4 or S-8) filed with the SEC in accordance with the Securities Act.

      Partial Redemption. In the case of any partial redemption, selection of the Notes for redemption will be made in accordance with Article V of the Indenture. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

6. Repurchase Provisions.

      Change Of Control Offer. Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require that the Company purchase all or a portion (in integral multiples of $1,000) of the Holder's Notes at a purchase price equal to one hundred and one percent (101%) of the principal amount thereof, plus accrued and unpaid interest thereon through the date of purchase. Within 20 days following the date upon which the Change of Control occurred, the Company must make a Change of Control Offer pursuant to a Change of Control Offer Notice. As more fully described in the Indenture, the Change of Control Offer Notice shall state, among other things, the Change of Control Payment Date, which must be no earlier than 30 days nor later than 60 days from the date the Change of Control Offer Notice is mailed, other than as may be required by law.

      Asset Sale Offer. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to make Asset Sales. In the event the proceeds from a permitted Asset Sale exceed certain amounts and are not applied as specified in the Indenture, the Company will be required to make an Asset Sale Offer to purchase to the extent of such remaining proceeds each Holder's Notes, and at the Company's option, on a pro rata basis with other Pari Passu Debt with similar provisions requiring the Company to offer to purchase such Indebtedness with the proceeds of Asset Sales. The Company may defer an Asset Sale Offer until the aggregate unapplied Net Cash Proceeds from Asset Sales equals or exceeds $5.0 million.

7. Denominations; Transfer; Exchange.

      The Notes are in fully registered form without coupons, and only in denominations of principal amount of $1,000 and any integral multiple thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 days before the mailing of a notice of Notes to be redeemed and ending on the date of such mailing or (ii) any Notes for a period beginning on the Record Date for an Interest Payment Date and ending on such Interest Payment Date.

8. Persons Deemed Owners.

      The registered holder of this Note may be treated as the owner of it for all purposes.

9. Unclaimed Money.

      If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

10. Discharge Prior to Redemption or Maturity.

      Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.

11. Amendment, Waiver.

      Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the then Outstanding Notes and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended or supplemented without the written consent of each Holder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency, or to comply with
Article IV of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes or to secure the Notes, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the TIA, or to make any change that does not adversely affect the rights of any Holder, or to provide for the issuance of Exchange Notes or Additional Notes.

12. Defaults and Remedies.

      If an Event of Default (other than certain events of bankruptcy or insolvency) shall occur and be continuing, the Trustee or the Holders of at least twenty-five percent (25%) in principal amount of Outstanding Notes may declare the unpaid principal of (and premium, if any) and accrued and unpaid interest on all the Notes to be immediately due and payable by notice in writing to the Company and the Trustee specifying the Event of Default and that it is a "notice of acceleration." Certain events of bankruptcy or insolvency are Events of Default which will result in the unpaid principal of (and premium, if any) and accrued and unpaid interest on all the Notes will become immediately due and payable without any deceleration or other act on the part of the Trustee or Holder.

      Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then Outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in the payment of principal or, premium, if any, or interest on any Note) if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Holders.

13. Trustee Dealings with the Company.

      Subject to certain limitations set forth in the Indenture, the Trustee under this Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

14. No Recourse Against Others.

      An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company or any Note Guarantor shall not have any liability for any obligations of the Company under the Notes, the Indenture or any Note Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

15. Authentication.

      This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

16. Abbreviations.

      Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

17. CUSIP and ISIN Numbers.

      Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      The Company has caused ISIN numbers to be printed on the Notes and has directed the Trustee to use ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18. Governing Law.

      This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

      The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

                               Coleman Cable, Inc.
                               1530 Shields Drive
                            Waukegan, Illinois 60085
                       Attention: Chief Financial Officer

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

      ________________________________________________________
      (Print or type assignee's name, address and zip code)

      ________________________________________________________
      (Insert assignee's Social Security or Tax I.D. Number)

and irrevocably appoint ____________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

                                       Date: _________________________________
                                       Your Signature: _______________________
                                       Sign exactly as your name appears on the other side of this Note.

                                       Signature Guarantee: __________________
                                           (Signature must be guaranteed)
                                       The signature(s) should be guaranteed by
                                       an eligible guarantor institution
                                       (banks, stockbrokers, savings and loan
                                       associations and credit unions with
                                       membership in an approved signature
                                       guarantee medallion program), pursuant
                                       to Exchange Act Rule 17Ad-15.

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

    The following increases or decreases in this Global Note have been made:

                                                                  Principal Amount of      Signature of
                   Amount of decrease    Amount of increase in     this Global Note     authorized signatory
                   in Principal Amount    Principal Amount of       following such       of Trustee or Note
Date of Exchange   of this Global Note      this Global Note     decrease or increase       Custodian
----------------   -------------------      ----------------     --------------------   --------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Note purchased by the Company pursuant to Section 3.8 or Section 3.11 of the Indenture, check either box:

                    [  ]                                   [  ]
               SECTION 3.8                            SECTION 3.11

      If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.8 or Section 3.11 of the Indenture, state the principal amount (which must be an integral multiple of $1,000) that you want to have purchased by the Company: $

      Date: ________           Your Signature ______________________________

                               (Sign exactly as your name appears on the other side of the Note)

      Signature Guarantee: _________________________________________________
                           (Signature must be guaranteed)

                                         The signature(s) should be guaranteed
                                         by an eligible guarantor institution
                                         (banks, stockbrokers, savings and loan
                                         associations and credit unions with
                                         membership in an approved signature
                                         guarantee medallion program), pursuant
                                         to Exchange Act Rule 17Ad-15.

                                                                       EXHIBIT B

                FORM OF TRANSFER CERTIFICATE FOR TRANSFER TO QIB

                                     [Date]

Deutsche Bank Trust Company Americas
Trust and Securities Services
222 South Riverside Plaza, 24th Floor
Chicago, Illinois 60606

            Re: 9 7/8% Senior Notes Due 2012 (the "Notes")
                of Coleman Cable, Inc. (the "Company")

Ladies and Gentlemen:

      Reference is hereby made to the Indenture, dated as of September 28, 2004 (as amended and supplemented from time to time, the "Indenture"), between the Company, the Note Guarantors from time to time party thereto and Deutsche Bank Trust Company Americas, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

      This letter relates to the transfer of $[_________] aggregate principal amount of Notes [in the case of a transfer of an interest in a Regulation S Global Note: , which represents an interest in a Regulation S Global Note beneficially owned] by the undersigned (the "Transferor") in exchange for an equivalent beneficial interest in the Rule 144A Global Note.

      In connection with such request, and with respect to such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion, and the transferee, as well as any such account, is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

      You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

      Very truly yours,

      [Name of Transferor]

      By: _______________________________

      ___________________________________
      Authorized Signature

                                                                       EXHIBIT C

        FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS
                            PURSUANT TO REGULATION S

                                     [Date]

Deutsche Bank Trust Company Americas
Trust and Securities Services
222 South Riverside Plaza, 24th Floor
Chicago, Illinois 60606

            Re: 9 7/8% Senior Notes Due 2012 (the "Notes")
                of Coleman Cable, Inc. (the "Company")

Ladies and Gentlemen:

      Reference is hereby made to the Indenture, dated as of September 28, 2004 (as amended and supplemented from time to time, the "Indenture"), between the Company, the Note Guarantors from time to time party thereto and Deutsche Bank Trust Company Americas, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

      In connection with the proposed sale of $[___________] aggregate principal amount of the Notes [in the case of a transfer of an interest in a 144A Global
Note: , which represents an interest in a 144A Global Note beneficially owned] by the undersigned (the "Transferor"), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

            (a) the offer of the Notes was not made to a person in the United States;

            (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

            (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

            (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

            (e) we are the beneficial owner of the principal amount of Notes being transferred.

      In addition, if the sale is made during a Distribution Compliance Period,
(i) the beneficial interest will be held through the Euroclear System or Clearstream Banking (as indirect participants in DTC), and (ii) if the provisions of Rule 904(b)(1) or Rule 904(b)(2) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 904(b)(1) or Rule 904(b)(2), as the case may be.

      You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.

      Very truly yours,

      [Name of Transferor]

      By: _______________________________

      ___________________________________
      Authorized Signature

                                                                       EXHIBIT D

                         FORM OF RULE 144 CERTIFICATION

                                           [Date]

Deutsche Bank Trust Company Americas
Trust and Securities Services
222 South Riverside Plaza, 24th Floor
Chicago, Illinois 60606

            Re: 9 7/8% Senior Notes Due 2012 (the "Notes")
                of Coleman Cable, Inc. (the "Company")

Ladies and Gentlemen:

      Reference is hereby made to the Indenture, dated as of September 28, 2004 (as amended and supplemented from time to time, the "Indenture"), between the Company, the Note Guarantors from time to time party thereto and Deutsche Bank Trust Company Americas, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

      In connection with the proposed sale of $[___________] aggregate principal amount of the Notes [in the case of a transfer of an interest in a 144A Global
Note: , which represents an interest in a 144A Global Note beneficially owned] by the undersigned (the "Transferor"), we confirm that such sale has been effected pursuant to and in accordance with Rule 144 under the Securities Act.

      You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

      Very truly yours,

      [Name of Transferor]

      By: _______________________________

      ___________________________________
      Authorized Signature

                                                                       EXHIBIT E

                        FORM OF ADDITIONAL NOTE GUARANTEE

      This Supplemental Indenture, dated as of [___________] (this "Supplemental Indenture"), between [name of Additional Note Guarantor], a [_____________] [corporation][limited liability company] (the "New Note Guarantor"), Coleman Cable, Inc., a Delaware corporation (together with its successors and assigns, the "Company"), each other Note Guarantor under this Indenture referred to below, and Deutsche Bank Trust Company Americas, as Trustee under this Indenture referred to below.

                                   WITNESSETH:

      WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of September 28, 2004 (as amended, supplemented, waived or otherwise modified, the "Indenture"), providing for the issuance of 9 7/8% Senior Notes Due 2012 of the Company (the "Notes");

      WHEREAS, pursuant to Section 10.5 of the Indenture, the Company is required to cause each Domestic Restricted Subsidiary created or acquired by the Company to execute and deliver to the Trustee an Additional Note Guarantee pursuant to which such Domestic Restricted Subsidiary will unconditionally guarantee, jointly and severally with the other Note Guarantors, if any, the Company's full and prompt payment of the Obligations (as defined in the Indenture) in respect of the Indenture and the Notes; and

      WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee, the Company and the existing Note Guarantors (if any) are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder;

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Note Guarantor, the Company, each other Note Guarantor (if any) and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

                                    Article I
                                   Definitions

      Section 1.1. Defined Terms. Unless otherwise defined in this Supplemental Indenture, terms defined in the Indenture are used herein as therein defined.

                                   Article II
                        Agreement to be Bound; Guarantee

      Section 2.1. Agreement to be Bound. The New Note Guarantor hereby becomes a party to the Indenture as a Note Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Note Guarantor under this Indenture. The New Note Guarantor hereby agrees to be bound by all of the provisions of the Indenture applicable to a

      Note Guarantor and to perform all of the obligations and agreements of a Note Guarantor under this Indenture.

      Section 2.2. Guarantee. The New Note Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Note Guarantor (if any), to each Holder of the Notes and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Obligations, all as more fully set forth in Article X of the Indenture.

                                   Article III
                                  Miscellaneous

      Section 3.1. Notices. Any notice or communication delivered to the Company under the provisions of the Indenture shall constitute notice to the New Note Guarantor.

      Section 3.2. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

      Section 3.3. Governing Law, etc. This Supplemental Indenture shall be governed by the provisions set forth in Section 11.8 of the Indenture.

      Section 3.4. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

      Section 3.5. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

      Section 3.6. Duplicate and Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. One signed copy is enough to prove this Supplemental Indenture. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

      Section 3.7. Headings. The headings of the Articles and Sections in this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered as a part hereof and shall not modify or restrict any of the terms or provisions hereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                         COLEMAN CABLE, INC.

                                         By:___________________________________
                                            Name:
                                            Title:

                                         [NAME OF NEW NOTE GUARANTOR],
                                         as a Note Guarantor

                                         By:___________________________________
                                            Name:
                                            Title:

                   [COMPLETE THE FOLLOWING SIGNATURE BLOCK
                   FOR EACH EXISTING NOTE GUARANTOR, IF ANY:]

                                         [NAME OF NOTE GUARANTOR],
                                         as a Note Guarantor

                                         By:___________________________________
                                            Name:
                                            Title:

                                         DEUTSCHE BANK TRUST COMPANY
                                             AMERICAS, AS TRUSTEE

                                         By:___________________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT F

        FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS
                      TO INSTITUTIONAL ACCREDITED INVESTORS

                                           [Date]

Deutsche Bank Trust Company Americas
Trust and Securities Services
222 South Riverside Plaza, 24th Floor
Chicago, Illinois 60606

            Re: 9 7/8% Senior Notes Due 2012 (the "Notes")
                of Coleman Cable, Inc. (the "Company")

Ladies and Gentlemen:

      Reference is hereby made to the Indenture, dated as of September 28, 2004 (as amended and supplemented from time to time, the "Indenture"), between the Company, the Note Guarantors from time to time party thereto and Deutsche Bank Trust Company Americas, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

      In connection with the proposed sale of $[___________] aggregate principal amount of the Notes [in the case of a transfer of an interest in a 144A Global
Note: , which represents an interest in a 144A Global Note beneficially owned] [in the case of a transfer of an interest in a Regulation S Global Note: , which represents an interest in a Regulation S Global Note beneficially owned] by the undersigned (the "Transferor"), we hereby confirm that:

      1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with such restrictions and conditions and the Securities Act.

      2. We understand that the Notes have not been registered under the Securities Act or any other applicable securities law, and that the Notes may not be offered, sold or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should offer, sell, transfer, pledge, hypothecate or otherwise dispose of any Notes within two years after the original issuance of the Notes, we will do so only (a) to a person whom we reasonably believe is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (b) in a transaction meeting the requirements of Rule 144 under the Securities Act, (c) outside the United States to a non-U.S. person in a transaction meeting the requirements of Rule 903 or 904 under the Securities Act, (d) to an institutional "accredited investor" (as defined in rule 501(a)(1),(2),(3) or (7) under the Securities Act) that, prior to such transfer, furnishes the Trustee a signed letter containing the representations and agreements set forth herein and, if such transfer is in respect of an aggregate principal amount of notes less than $100,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act, or (e) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel and other certifications and documents if the issuer so requests), (ii) to the Company, or (iii) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

      3. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are acquiring the Notes for investment purposes and not with a view to, or offer of sale in connection with, any distribution in violation of the Securities Act, and we are each able to bear the economic risk of our or its investment.

      4. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

      You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                                   Very truly yours,

                                       F-2